UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 20, 2011 (December 16, 2011)

VIRTUAL MEDICAL INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-53941
(Commission File No.)

851 Devon Avenue
Los Angeles, California   90024
(Address of principal executive offices and Zip Code)

(310) 470-2616
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.06                      CHANGES IN SHELL COMPANY STATUS.

On or about December 20, 2011, as a result of our operations, we were no longer a “shell company” as that term is defined in Rule 405 of the Securities Act of 1933, as amended. This Form 8-K is being filed to disclose the foregoing and advise the public that we are no longer a “shell company” as defined in Rule 405 of the Securities Act of 1933, as amended.

BUSINESS
Introduction

Virtual Medical International, Inc, originally known as QE Brushes, Inc., was organized as a corporation under the laws of the State of Nevada effective July 19, 2007. Our business office is located at 3230 South Valley View Blvd., Las Vegas, Nevada, 89102. This is the office of Marc Salls, our President. Mr. Salls supplies this office space to us on a rent-free basis. Our mailing address is 851 Devon Avenue, Los Angeles, California, 90024. This is the home of our Chief Executive Officer, Francis G. D’Ambrosio, M.D. Our telephone numbers are 702-362-5454 and 310-346-6020.

Although we have achieved losses since inception and have been issued a going concern from our accountants and auditors, we are currently generating revenues.

Our goal is to educate patients through our interactive web sites and help them understand the surgical procedure or chiropractic manipulation they are about to undergo so that they may truly give informed consent.

Overview

We own and operate two public portal websites: Explainmysurgery.com and Explainmyhiropracticcare.com. The purpose of each site is to provide patients with an easy to understand, interactive information system that educates patients thereby allowing them to understand the risks, benefits and alternatives to surgical or chiropractic intervention.

When a patient visits a physician or chiropractor for medical advice and/or treatment, the health care provider must obtain an “informed consent.”  “Informed consent” is a legal procedure to ensure that a patient or client knows all of the risks and costs involved in treatment.  The elements of informed consent include informing the client of the nature of the treatment, possible alternative treatments, and the potential risks and benefits of the treatment.  In order for informed consent to be considered valid, the client must be competent and the consent must be given voluntarily.  Our public portals allow the patient to be educated prior to their consent form being signed. In the case of Explain My Surgery.com for example, his or her physician tells a patient that surgical intervention may be an option for his condition. The physician assigns the patient the Explainmysurgery.com education module for their specific procedure and gives the patient a user name and password that allows him or her access to the information. The patient can then educate himself or herself with this information wherever an Internet connection is available. The patient is given a series of medical statements, which are written at the sixth grade education level, after each of which they are asked, “Do you understand?” The patient has the options of answering, “Yes”, “No” or “I need more information.” If the patient answers anything but “Yes”, an additional window of information is displayed which can help the patient understand the previous statement. Once the patient has completed all the questions, the health care provider is notified. The questions and the patient’s responses are then stored in our server, which is maintained by CPI Solutions, Camarillo, California. When the patient returns to see the physician for a potential preoperative visit, the physician and patient can review the patient’s answers. If there are any questions to which the patient did not answer, “Yes”, those questions are moved to the top of the report and the physician then can further explain the information. The physician and patient both sign the document, which is kept in the patient’s chart as proof of patient education. In a similar fashion, the chiropractor uses Explainmychiropracticcare.com to provide education. Once this has been completed, the chiropractor may obtain informed consent prior to initiation of muscle manipulating techniques.

We believe that our services provide the following potential benefits to an employer or health plan:

•	encouragement of healthy lifestyles and behaviors that help reduce healthcare costs and improve employee productivity;

•	reduced benefits administration, communication, and customer service costs;

•	reduced hospital, physician and drug costs through more informed utilization of the benefit plan;

•	increased enrollment in health management programs, including disease management or health coaching;

•	increased conformance with benefit plan and clinical protocols; and

•	enhanced health risk stratification that assists employers and health plans in selecting health management programs that are appropriate to the needs of their specific populations.

In addition, we believe that our services provide the following potential benefits to employees or plan members:

•	increased tax savings through increased participation in FSAs and HSAs;

•	reduced benefit costs through more informed choice of benefit plan options and more informed use of the chosen benefit plan;

•	improved health outcomes, through more informed choices of providers and treatments; and

•	Improved understanding and management of health conditions through access to support tools and educational information.

Patents, Trademarks and Copyrights

Virtual Medical International, Inc. owns the trademark “Explain My”, number 77/261,522. We intend to expand the “Explain My” concept and brand to include public portals that educate patients in many other areas of health care. We also, through our purchase of Explain My Surgery, Inc., have filed a Patent for our “Web Based Information System to Provide Informed Consent.” This patent is still pending and is being handled by the law firm of Clayton, Howarth and Cannon, Sandy, Utah. Although the patent application has been filed, there is no guarantee that a patent will be issued.

Target Audience

The target audiences for both Explain My Surgery.com and Explain My Chiropractic care.com are patients seeking medical education prior to making health care decisions.  Ancillary audiences include physicians, hospitals and insurers. In a busy practice, it may be difficult for the health care provider to spend the time necessary for a complete and adequate explanation of each and every reported potential complication to a surgical procedure. Explain My Surgery.com can maximize the time spent during the physician-patient encounter by educating the patient prior to his or her preoperative visit. Each hospital or surgical center admission also requires informed consent, which can also be achieved through Explain My Surgery.com. The concept of interactive education with reliable documentation adds benefit to professional liability carriers as well. Proof of education prior to surgical procedures decreases risk to insurers, as the document becomes a hedge against frivolous lawsuits. IND (Independent Nevada Doctors) Insurance Co. and Catlin Insurance Co. have provided their subscribing physicians with access to Explain My Surgery.com free of charge. They have recognized the benefit of our portal and given physicians who use our service, a 5% premium reduction. The results of IND’s experience have been shared with the actuaries of several national and international professional liability carriers who plan on offering their physicians a similar discount.

Website

Our websites are designed to address the healthcare information needs of their users with easy-to-use, interactive interfaces, search functions and navigation capabilities. We use ad-serving technology to store, manage and serve online advertisements in a contextually relevant manner to the extent possible. We have invested and continue to invest in software and systems that allow us to meet the demands of our users and sponsors.

We are constantly improving the appearance and functionality of the websites.  We retain the services of a website developer to adapt and augment our portals to perceived needs.  We intend to create and maintain a website which will provide the following services and products for the website: disk space, bandwidth, 155 mbit backbone, pop mailboxes, e-mail forwarding, e-mailing aliasing, auto responder, front page support, unlimited FTP access, java chat, hotmetal/miva script, shopping cart, secure transactions signio support, cybercash support and macromedia flash.  The foregoing will allow us to communicate with the patients on-line.

Date Base

We intend to develop and maintain a database of all patients, physicians and chiropractors, as well as hospitals and insurers.  It will include a plethora of information we hope to obtain through the use of questionnaires.  The more information that we can obtain from a patient, the more we can know the patient and the more information we will have in order to assist the patient with his medical needs.  The cost of the data base is relative to the amount of information we acquire and our ability to analyze the information.

Revenue Generation

Virtual Medical International Inc. (VMII) has realized revenues by billing the patient’s insurance company for their education. Beta testing has shown that, when properly coded, patient education is a payable event for the health care provider. VMII has billed and collected on behalf of their participating physicians during the testing phase and received significant revenues. Although we will continue to bill and collect for providers who request this service, our long-term goal is to instruct the provider to bill for the service and VMII will charge the provider $5 per education unit assigned.

We believe that the professional liability carriers will realize the risk reduction our portals provide financially over the next several years. Our goal is to generate additional revenues by contracting with these carriers to participate in these cost savings.

We also intend to sell space on our website to pharmaceutical, biotechnology and medical providers.

Insurance

A patient’s medical insurance will generally cover the cost of our services.  Accordingly, we have established a procedure to reimburse the patient’s credit card for proceeds received from his medical insurance.

Malpractice Insurance

All medical and chiropractic information supplied by us to a patient will be by licensed physicians and chiropractors who will be acting as independent contractors.  As such, our forms will contain notifications to our patients that we are not liable for representations made by one of the physicians or chiropractors we have retained.  However, we have obtained insurance to cover the cost of any judgment, including attorney’s fees, as a result of litigation initiate against us by a patient.

Governmental Regulation

Introduction

Healthcare Regulation.  The healthcare industry is highly regulated and is subject to changing political, regulatory and other influences. Most of our revenue is derived either directly from the healthcare industry or from other sources that are subject to healthcare laws and related regulations and could be affected by changes in those laws and regulations. This section of our Annual Report contains a description of healthcare laws and regulations applicable to us, either directly or through their effect on our healthcare industry customers, as well as healthcare industry standards that serve a self-regulatory function, and certain related matters. Changes in those laws, regulations and standards may create unexpected liabilities for us, may cause us to incur additional costs and may restrict our operations.

Many healthcare laws are complex, and their application to specific products and services may not be clear. In particular, many existing healthcare laws and regulations, when enacted, did not anticipate the healthcare information services that we provide. However, these laws, regulations and industry standards may nonetheless be applied to our products and services. We cannot provide assurance that we will be able to accurately anticipate the application of these laws, regulations and industry standards to our operations. Our failure to accurately anticipate the application of these laws and regulations to our businesses, or other failure to comply, could create liability for us, result in adverse publicity and negatively affect our businesses.

Other Applicable Regulation.  This section of our Annual Report also contains a description of other laws and regulations, including general consumer protection laws and Internet-related laws that may affect our businesses. Laws and regulations have been adopted, and may be adopted in the future, that address Internet-related issues, including online content, privacy, online marketing, unsolicited commercial email, taxation, pricing, and quality of products and services. Some of these laws and regulations, particularly those that relate specifically to the Internet, were adopted relatively recently, and their scope and application may still be subject to uncertainties. Interpretations of these laws, as well as any new or revised laws or regulations, could decrease demand for our services, increase our cost of doing business, or otherwise cause our businesses to suffer.

Regulation of Drug and Medical Device Advertising and Promotion

The FDA and the Federal Trade Commission, or FTC, regulate the form, content and dissemination of labeling, advertising and promotional materials prepared by, or for, pharmaceutical or medical device companies. The FTC regulates over-the-counter drug advertising and, in some cases, medical device advertising. Generally, based on FDA requirements, regulated companies must limit advertising and promotional materials to discussions of FDA-approved uses and claims. In limited circumstances, regulated companies may disseminate certain non-promotional scientific information regarding product uses or claims not yet approved by the FDA.

Information on our Websites that promotes the use of pharmaceutical products or medical devices is subject to FDA and FTC requirements as applicable and enforcement actions, and information regarding other products and services is subject to FTC requirements. If either agency finds that information on our Websites violates regulations or guidance, it may take regulatory or judicial action against us or the advertiser or sponsor of that information. State attorneys general may also take similar action based on their state’s consumer protection statutes. Areas of our Websites that could be the primary focus of regulators include pages and programs that discuss use of a regulated product or that the regulators believe may lack editorial independence from the influence of sponsoring pharmaceutical or device companies. Television broadcast advertisements that we may provide may also be subject to FTC and FDA regulation, depending on the content. The agencies place the principal burden of compliance with advertising and promotional regulations on advertisers and sponsors to make truthful, substantiated claims.

The Federal Food, Drug, and Cosmetic Act, or FDC Act, and its implementing regulations require that prescription drugs be approved by the FDA prior to marketing. It is a violation to market, advertise or otherwise commercialize such products prior to approval. The FDA allows for preapproval exchange of scientific information, provided it is non-promotional in nature and does not draw conclusions regarding the ultimate safety or effectiveness of the unapproved drug. Upon approval, the FDA’s regulatory authority extends to the labeling and advertising of prescription drugs. Such products may be promoted and advertised only for uses reviewed and approved by the FDA. Drug labeling and advertising can be neither false nor misleading and must present all material information, including risk information, in a clear, conspicuous and neutral manner. There are also requirements for certain information (the “prescribing information” or “package insert” for promotional labeling and the “brief summary” for advertising) to be part of labeling and advertising. Labeling and advertising that violate these legal standards are subject to FDA enforcement action.

The FDA also regulates the safety, effectiveness, and labeling of over-the-counter (OTC) drugs either through specific product approvals or through regulations that define approved claims for specific categories of such products. The FTC regulates the advertising of OTC drugs under the section of the Federal Trade Commission Act that prohibits unfair or deceptive trade practices. The FDA and FTC regulatory framework requires that OTC drugs be formulated and labeled in accordance with FDA approvals or regulations and promoted in a manner that is truthful, adequately substantiated, and consistent with the labeled uses. OTC drugs that do not meet these requirements are subject to FDA or FTC enforcement action depending on the nature of the violation. On October 5, 2009, the FTC issued final revisions to its Guides Concerning the Use of Endorsements and Testimonials in Advertising. The FTC Guides require that advertisers disclose “material connections,” including payments and free products, between advertisers and endorsers to social media outlets, including Websites and blogs. The new Guides also require advertisers to clearly disclose results that consumers can reasonably expect from a product. Finally, the Guides impose heightened disclosure requirements for celebrity endorsers for representations made outside of the context of traditional advertisements. In addition, state attorneys general may bring enforcement actions for alleged unfair or deceptive advertising.

There are several administrative, civil and criminal sanctions available to the FDA for violations of the FDC Act or FDA regulations as they relate to labeling and advertising. Administrative sanctions include a written request that violative advertising or promotion cease and/or that corrective action be taken, such as requiring a company to provide to healthcare providers and/or consumers information to correct misinformation previously conveyed. In the last year, FDA has increased enforcement of labeling and advertising violations. In addition, the FDA may use publicity, such as press releases, to warn the public about false and misleading information concerning a drug or medical device product. More serious civil sanctions include seizures, injunctions, fines and consent decrees. Any of these enforcement measures could prevent a company from introducing or maintaining its product in the marketplace. Criminal penalties for severe violations can result in a prison term and/or substantial fines. State attorneys general have similar investigative tools and sanctions available to them.

Any increase in FDA regulation of the Internet or other media used for direct-to-consumer (or DTC) advertisements of prescription drugs could make it more difficult for us to obtain advertising and sponsorship revenue. In the last 15 years, the FDA has gradually relaxed its formerly restrictive policies on DTC advertising of prescription drugs, allowing companies to advertise prescription drugs to consumers in any medium, provided that they satisfy FDA requirements. However, legislators, physician groups and others have criticized the FDA’s current policies and have called for restrictions on advertising of prescription drugs to consumers and increased FDA enforcement. Congress and the FDA have shown interest in these issues as well and there is a possibility that Congress, the FDA or the FTC may alter present policies on DTC advertising of prescription drugs or medical devices in a material way.

In 2009, the FDA solicited input on the issue of promoting FDA-regulated products using the internet and social media. There is a possibility that the FDA may issue a policy restricting or materially changing promotion using the Internet, social media and other sponsored health content on the internet. We cannot predict what effect any such changes would have on our business.

Regulation and Accreditation of Continuing Medical Education

Activities and information provided in the context of an independent medical or scientific educational program, often referred to as continuing medical education, or CME, usually are treated as non-promotional and fall outside the FDA’s jurisdiction. The FDA does, however, evaluate CME activities to determine whether they are independent of the promotional influence of the activities’

supporters. To determine whether a CME provider’s activities are sufficiently independent, the FDA looks at a number of factors related to the planning, content, speakers and audience selection of such activities. To the extent that the FDA concludes that such activities are not independent, such content must fully comply with the FDA’s requirements and restrictions regarding promotional activities.

Medscape, LLC distributes online CME to physicians and other healthcare professionals and is accredited by the Accreditation Council for Continuing Medical Education (ACCME), which oversees providers of CME credit. Medscape Education (www.medscape.org) and theheart.org are the Websites through which Medscape, LLC distributes online CME. If any CME activity that Medscape, LLC certifies for CME credit is considered promotional, Medscape, LLC may face regulatory action or the loss of accreditation by the ACCME. Supporters of CME activities may also face regulatory action, potentially leading to termination of support.

Medscape, LLC’s current ACCME accreditation expires in 2016. In order for Medscape, LLC to renew its accreditation, it will be required to demonstrate to the ACCME that it continues to meet ACCME requirements. If Medscape, LLC fails to maintain its status as an accredited ACCME provider (whether at the time of such renewal or at an earlier time as a result of a failure to comply with existing or additional ACCME standards), it would not be permitted to accredit CME activities for physicians. Instead, Medscape, LLC would be required to use third parties to provide such CME-related accreditation services. That, in turn, could discourage potential supporters from engaging Medscape, LLC to develop CME or education-related activities, which could have a material adverse effect on our business.

Medscape, LLC’s CME activities are planned and implemented in accordance with the Essential Areas and Elements and the Policies of the ACCME and other applicable accreditation standards. The ACCME’s standards for commercial support of CME are intended to ensure, among other things, that CME activities of ACCME-accredited providers, such as Medscape, LLC, are independent of “commercial interests,” which are defined as entities that produce, market, re-sell or distribute health care goods and services, excluding certain organizations. “Commercial interests,” and entities owned or controlled by “commercial interests,” are ineligible for accreditation by the ACCME. The standards also provide that accredited CME providers may not place their CME content on Websites owned or controlled by a “commercial interest.” In addition, accredited CME providers may not ask “commercial interests” for speaker or topic suggestions, and are also prohibited from asking “commercial interests” to review CME content prior to delivery. Further, there are limitations and requirements for CME providers using employees of a commercial interest as planners or speakers at CME events.

From time to time, the ACCME revises its standards for commercial support of CME. As a result of certain past ACCME revisions, we adjusted our corporate structure and made changes to our management and operations intended to allow Medscape, LLC to provide CME activities that are developed independently from those programs developed by its sister companies, which may not be independent of “commercial interests.” We believe that these changes allow Medscape, LLC to satisfy the applicable standards.

Recently, the ACCME and other organizations have been discussing ways to assure that commercial interests do not bias CME activities. The ACCME has published several proposals since 2008, including proposals to reduce communications between commercial interests and CME providers and to create special designations for CME activities that are not funded by commercial interests. The ACCME also suggested creating an independent CME funding entity to build a firewall between commercial interests and CME activities. The ACCME has not adopted these proposals but has revised its policies. It is possible that adoption of additional proposals could significantly affect Medscape, LLC’s business model.

During the past several years, educational activities directed at physicians, including CME, have been subject to increased governmental scrutiny to ensure that sponsors do not influence or control the content of the activities. For example, the U.S. Senate Finance Committee conducted an investigation of the sponsorship of CME activities, including an examination of the ACCME’s role in ensuring that CME activities are independent of the influence of their supporters. The Department of Justice continues to examine CME sponsorship by manufacturers. In response, companies have developed and implemented internal controls and procedures that promote adherence to applicable regulations and requirements. In implementing these controls and procedures, supporters of CME may interpret the regulations and requirements differently and may implement varying procedures or requirements. These controls and procedures:

•	may discourage pharmaceutical companies from providing grants for independent educational activities;

•	may slow their internal approval for such grants;

•	may reduce the volume of sponsored educational programs that Medscape, LLC produces to levels that are lower than in the past, thereby reducing revenue; and

•	may require Medscape, LLC to make changes to how it offers or provides educational programs, including CME.

In addition, future changes to laws, regulations or accreditation standards, or to the internal compliance programs of supporters or potential supporters, may further discourage, significantly limit, or prohibit supporters or potential supporters from engaging in educational activities with Medscape, LLC, or may require Medscape, LLC to make further changes in the way it offers or provides educational activities.

HIPAA Privacy Standards and Security Standards

The Privacy Standards and Security Standards under the Health Insurance Portability and Accountability Act of 1996 (referred to as HIPAA) establish a set of national privacy and security standards for the protection of individually identifiable health information by health plans, healthcare clearinghouses and healthcare providers (sometimes referred to as “covered entities” for purposes of HIPAA). Prior to February 17, 2010, the Privacy Standards and Security Standards did not apply directly to our businesses and only covered entities were directly subject to potential civil and criminal liability under the Privacy Standards and Security Standards; as a “business associate” of covered entities, we were bound only by our contracts and agreements with those covered entities requiring us to use and disclose protected health information in a manner consistent with the Privacy Standards and Security Standards in providing services to those covered entities. However, the Health Information Technology for Economic and Clinical Health (HITECH) Act, which was enacted as part of the American Recovery and Reinvestment Act of 2009 (ARRA) strengthened and expanded the HIPAA Privacy and Security Standards and made certain provisions directly applicable to portions of our business that operate as business associates, such as those managing employee or plan member health information for employers or health plans. In connection with the sale by HLTH of its Emdeon Business Services business (or EBS), EBS agreed to license, through February 2018, certain de-identified data to HLTH for use in the development and commercialization of certain information products and services that use clinical data. We are currently using the data received under this license in our information services products.

With respect to our private portal business, HITECH requires us to report any unauthorized use or disclosure of protected health information, known as a breach, to our covered entity customers. In addition, HITECH imposes similar data breach notification requirements on vendors of personal health records that will require us to notify affected individuals and the FTC in the event of a data breach involving the unsecured personal information of users of our public portal services.

HITECH increased civil penalty amounts for violations of HIPAA and significantly strengthens enforcement by requiring the U.S. Department of Health and Human Services (HHS) to conduct periodic audits to confirm compliance and authorizing state attorneys general to bring civil actions seeking either injunctions or damages in response to violations of HIPAA Privacy and Security Standards that threaten the privacy of state residents. These new Privacy and Security provisions will require us to incur additional costs and may restrict our business operations. These new provisions will also result in additional regulations and guidance issued by HHS and will be subject to interpretation by various courts and other governmental authorities, thus creating potentially complex compliance issues for us and our customers and strategic partners.

Genetic Information Nondiscrimination Act (GINA)

The Genetic Information Nondiscrimination Act (referred to as GINA), enacted in May 2008, does not apply directly to Virtual Med, although it does apply to our private portal customers, including both employers and group health plans. GINA was enacted to prevent discrimination by group health plans, health insurance issuers and employers on the basis of genetic information. Virtual Med’s Health Risk Assessment (HRA), HealthQuotient, is typically offered to employees by their employer or group health plan as a voluntary component of a wellness program. The U.S. Departments of Labor, HHS and Treasury published Interim Final Rules implementing Title I of GINA, which apply to group health plans and health insurance issuers for plan years that began on or after December 7, 2009. The Interim Final Rules prohibit health plans from requesting, requiring or purchasing genetic information prior to or in connection with enrollment, or at any time for underwriting purposes, and state that “underwriting purposes” includes any incentive or disincentive (such as decreasing or increasing premiums) for completing an HRA. “Genetic information” is defined broadly to include information about an individual’s family medical history. The agencies have not finalized the regulations to date. However, in September 2010, the Department of Labor provided additional guidance in the form of frequently asked questions stating that, while a plan may not require an individual to complete a health risk assessment that requests family medical history in order to receive a wellness program reward, it may use genetic information to make a determination regarding payment, or regarding the medical appropriateness of a treatment or service.

Title II of GINA prohibits employment discrimination based on genetic information as well as the request or purchase of genetic information of employees or their family members with limited exceptions. The Equal Employment Opportunity Commission issued final rules implementing Title II in November 2010, effective in 2011. The final rules specify that genetic information may be collected in an HRA that is part of a wellness program only if participation in the collection of such information is voluntary, and indicate that the agency will consider participation voluntary if the employer neither requires participation nor penalizes employees who do not participate.

While each customer is responsible for ensuring that the wellness and benefit selections it offers are compliant with GINA, Virtual Med may face challenges as a result of varying interpretations of the law by our customers and by the multiple enforcing agencies and uncertainties over the final form of the rules. Our customers’ interpretations of the law have required us to modify the HealthQuotient product and we could experience increases in operational costs or decreases in demand for our products.

Other Restrictions Regarding Confidentiality, Privacy and Security of Health Information

In addition to HIPAA, numerous other state and federal laws govern the collection, dissemination, use, access to, confidentiality and security of patient health and prescriber information. In addition, Congress and some states are considering new laws and regulations that further protect the privacy and security of medical records or medical information. In some cases, more protective state privacy and security laws are not preempted by the HIPAA Privacy and Security Standards and may be subject to interpretation by various courts and other governmental authorities, thus creating potentially complex compliance issues for us and our customers and strategic partners.

These laws at a state or federal level, or new interpretations of these laws, could create liability for us, could impose additional operational requirements on our business, could affect the manner in which we use and transmit patient information and could increase our cost of doing business. Claims of violations of privacy rights or contractual breaches, even if we are not found liable, could be expensive and time-consuming to defend and could result in adverse publicity that could harm our business.

Consumer Protection Regulation

General.  Advertising and promotional activities presented to visitors on our Websites are subject to federal and state consumer protection laws that regulate unfair and deceptive practices. We are also subject to various other federal and state consumer protection laws, including the specific ones described later in this section.

The FTC and many state attorneys general are applying federal and state consumer protection laws to require that the online collection, use and dissemination of data, and the presentation of Website content, comply with certain standards for notice, choice, security and access. Courts may also adopt these developing standards. In many cases, the specific limitations imposed by these standards are subject to interpretation by courts and other governmental authorities. We believe that we are in compliance with the consumer protection standards that apply to our Websites, but a determination by a state or federal agency or court that any of our practices do not meet these standards could result in liability and adversely affect our business. New interpretations of these standards could also require us to incur additional costs and restrict our business operations. In addition, claims that we are violating any such standards could, even if we are not found liable, be expensive and time-consuming to defend and could result in adverse publicity that could harm our business.

In February 2009, the FTC published Self Regulatory Principles for Online Behavioral Advertising to address consumer privacy issues that may arise from so-called “behavioral advertising” (i.e., the tracking of online activities) and to encourage industry self-regulation. These principles serve as guidelines to industry. In addition, there is a possibility, supported by certain public statements, that the FTC may revise or eliminate the principles in favor of a more restrictive approach for companies that utilize behavioral advertising. There is also a possibility of legislation, regulations and increased enforcement activities, relating to behavioral advertising. To the extent that our existing practices are inconsistent with any revised principles, new rules, new legislation and/or future enforcement activities, our business may become subject to restrictions that could reduce our revenues or increase our cost of doing business.

In October 2009, the FTC adopted revised Guides Concerning the Use of Endorsements and Testimonials in Advertising. These Guides, which were last updated in 1980, became effective December 1, 2009. In addition to revising certain provisions regarding disclosures relating to endorsements and testimonials, the FTC clarified the Guides’ applicability to online and social media forums. The revised Guides may be an indication that the FTC may apply increased scrutiny to the use of endorsements and testimonials online and through traditional media. To the extent we rely on endorsements or testimonials, we will review any relevant relationships for compliance with the Guides.

In December 2010, the FTC issued a preliminary staff report with a proposed framework for businesses and policymakers for online consumer privacy issues. The preliminary staff report contains three core recommendations: (1) companies should promote consumer privacy throughout their organizations and at every stage of the development of their products and services, which includes incorporating substantive privacy protections (such as data security and retention practices) into business processes; (2) companies should simplify consumer choice, not just through notice about privacy practices prior to the use of a product or service in a lengthy privacy policy, but by offering choice at a time and in a context in which the consumer is making a decision about his or her data (such as when the consumer is presented with a targeted online behavioral advertisement); and (3) companies should increase the transparency of their data practices, such as by clarifying, shortening, and standardizing privacy notices; providing reasonable access to the consumer data they maintain; providing prominent disclosures and obtaining affirmative express consent before using consumer data in a materially different manner than claimed when the data was collected; and working to educate consumers about commercial data privacy practices. The preliminary staff report also included a specific proposal for a browser-based “Do Not Track” mechanism that the FTC contemplates could be advanced either by legislation or enforceable industry self-regulation. The FTC sought comment on numerous issues and plans to issue a final report during 2011.

In December 2010, the U.S. Department of Commerce’s Internet Policy Task Force issued a draft privacy green paper. The green paper says there is a “compelling need to provide additional guidance to businesses, to establish a baseline privacy framework to afford protection for consumers, and to clarify the U.S. approach to privacy to our trading partners — all without compromising the current framework’s ability to accommodate new technologies.” The green paper addresses similar issues as the FTC’s preliminary staff report, but more forcefully raises the prospect of baseline privacy legislation, and it also directly raises the question of whether the FTC should be given rulemaking authority to implement privacy principles (which it now lacks under Section 5 of the FTC Act). The green paper also suggests a safe harbor provision in any legislation, for companies that adhere to “voluntary, enforceable codes of conduct.” Like the FTC, the Department of Commerce sought comment on numerous issues and plans to issue a final report during 2011.

Both the FTC’s preliminary staff report and the Department of Commerce’s draft privacy green paper reflect the agencies’ continuing interest in, and assessment of, online privacy issues. How these issues are ultimately resolved, whether through self-regulatory programs, legislation and regulation or some combination and the specifics of any such regimes, may significantly impact our operations.

Data Protection Regulation.  With the recent increase in publicity regarding data breaches resulting in improper dissemination of consumer information, many states have passed laws regulating the actions that a business must take if it experiences a data breach, such as prompt disclosure to affected customers. Generally, these laws are limited to electronic data and make some exemptions for smaller breaches. Congress has also been considering similar federal legislation relating to data breaches. The FTC has also prosecuted some data breach cases as unfair and/or deceptive acts or practices under the

FTC Act. In addition to data breach notification laws, some states have enacted statutes and rules requiring businesses to reasonably protect certain types of personal information they hold or to otherwise comply with certain specified data security requirements for personal information. These laws may apply directly to our business or indirectly by contract when we provide services to other companies. We intend to continue to comprehensively protect all consumer data and to comply with all applicable laws regarding the protection of this data.

CAN-SPAM Act.  On January 1, 2004, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, or the CAN-SPAM Act, became effective. The CAN-SPAM Act regulates commercial emails, provides a right on the part of the recipient to request the sender to stop sending messages, and establishes penalties for the sending of email messages that are intended to deceive the recipient as to source or content. Under the CAN-SPAM Act, senders of commercial emails (and other persons who initiate those emails) are required to make sure that those emails do not contain false or misleading transmission information. Commercial emails are required to include a valid return email address and other subject heading information so that the sender and the Internet location from which the message has been sent are accurately identified. Recipients must be furnished with an electronic method of informing the sender of the recipient’s decision to not receive further commercial emails. In addition, the email must include a postal address of the sender and notice that the email is an advertisement. We are following the CAN-SPAM requirements in the e-newsletters that Virtual Med’s public portals distribute to members and some of our other email communications, and believe that our email practices comply with the requirements of the CAN-SPAM Act, even though we believe that FTC regulations issued in May 2008 confirmed our existing understanding that these email newsletter communications are not generally commercial emails. Many states have also enacted anti-spam laws. The CAN-SPAM Act preempts many of these statutes. To the extent that these laws are not preempted, we believe that our email practices comply with these laws.

Regulation of Advertisements Sent by Fax.  Section 227 of the Communications Act, which codifies the provisions of the Telephone Consumer Protection Act of 1991 (or TCPA), prohibits the transmission of an “unsolicited advertisement” via facsimile to a third party without the consent of that third party. An “unsolicited advertisement” is defined broadly to include any material advertising the commercial availability or quality of any property, goods or services. In 2005, the Junk Fax Prevention Act (or JFPA) was signed into law. The JFPA codified a previous interpretation of the TCPA by the Federal Communications Commission (or FCC) that a commercial fax is not “unsolicited” if the transmitting entity has an “established business relationship,” as defined by the JFPA and applicable FCC regulations, with the recipient.

In 2006, the FCC issued its final rules under the JFPA, which became effective on August 1, 2006. In the rules, the FCC confirmed that transactional faxes are permitted. It defined a transactional fax as one that facilitates, completes or confirms the commercial transaction that the recipient has previously agreed to enter into with the sender. The FCC stated that these faxes are not advertisements that are prohibited by the TCPA. The FCC also recognized that, if a transactional fax has a de minimis amount of advertising information on it, that alone does not convert a transactional fax into an unsolicited advertisement.

In addressing the so-called “EBR exemption” to the TCPA’s prohibition on unsolicited facsimile advertisements, the FCC adopted the JFPA’s definition of an “established business relationship” or “EBR,” which includes a voluntary two-way communication between a person and a business. The FCC rules specify that commercial faxes generally may be sent to those who have made an inquiry of or application to a sender within a prescribed period of time. The FCC rules do not prohibit faxed communications that contain only information, such as news articles, updates or other similar general information.

States from time to time have enacted, or have attempted to enact, their own requirements pertaining to the transmission of commercial faxes. These state requirements often, but not always, track the terms of the TCPA, the JFPA, and the FCC’s regulations. To the extent state commercial fax requirements have conflicted directly with federal requirements, they have to date been successfully challenged. We cannot predict the outcome of the FCC’s future rulemaking proceedings, the extent to which states may successfully enact more restrictive commercial fax laws in the future, or the outcomes of any judicial challenges to those laws.

We intend to comply with all applicable federal and state requirements governing the transmission of such faxes.

COPPA.  The Children’s Online Privacy Protection Act, or COPPA, applies to operators of commercial Websites and online services directed to U.S. children under the age of 13 that collect personal information from children, and to operators of general audience sites with actual knowledge that they are collecting information from U.S. children under the age of 13. Our sites are not directed at children and our general audience site, Virtual Med Health, states that no one under the applicable age is entitled to use the site. In addition, we employ a kick-out procedure whereby users identifying themselves as being under the age of 13 during the registration process are not allowed to register for the site’s member only services, such as message boards and live chat events. We believe that we are in compliance with COPPA. In connection with our relationship with Sanford Health, the largest not-for-profit rural healthcare provider in the United States, we will be launching a Website in 2011 designed to empower children to make healthy lifestyle choices to improve their health. The site is being designed to comply with the provisions of COPPA.

Regulation of Contests and Sweepstakes.  We conduct contests and sweepstakes in some of our marketing channels. The federal Deceptive Mail Prevention and Enforcement Act and some state prize, gift or sweepstakes statutes may apply to these promotions. We believe that we are in compliance with any applicable law or regulation when we run these promotions.

FACTA.  In an effort to reduce the risk of identity theft from the improper disposal of consumer information, Congress passed the Fair and Accurate Credit Transactions Act (or FACTA), which requires businesses to take reasonable measures to prevent unauthorized access to such information. FACTA’s disposal standards are flexible and allow businesses discretion in determining what measures are reasonable based upon the sensitivity of the information, the costs and benefits of different disposal methods and relevant changes in technology. We believe that we are in compliance with FACTA.

Medical Professional Regulation

The practice of most healthcare professions requires licensing under applicable state law. In addition, the laws in some states prohibit business entities from practicing medicine, which is referred to as the prohibition against the corporate practice of medicine. We do not believe that we engage in the practice of medicine, and we have attempted to structure our Websites, strategic relationships and other operations to avoid violating these state licensing and professional practice laws. We do not believe that we provide professional medical advice, diagnosis or treatment. We employ and contract with physicians who provide only health information to consumers, and we have no intention to provide medical care or advice. A state, however, may determine that some portion of our business violates these laws and may seek to have us discontinue those portions or subject us to penalties or licensure requirements. Any determination that we are a healthcare provider and acted improperly as a healthcare provider may result in liability to us.

Federal False Claims Act

The Federal False Claims Act imposes liability on any person or entity who, among other things, knowingly presents, or causes to be presented, a false or fraudulent claim for payment by a Federal healthcare program. The whistleblower (or “qui tam”) provisions of the Federal False Claims Act allow a private individual to bring actions on behalf of the Federal government alleging that the defendant has submitted a false claim to the federal government and to share in any monetary recovery. After the filing of a qui tam suit, the Federal government must determine whether it will intervene and control the case and, if it does not, the private individual may pursue the claim. In addition, various states have enacted false claim laws analogous to the Federal False Claims Act, and many of these state laws apply where a claim is submitted to any third-party payor and not merely a federal healthcare program. When an entity is determined to have violated the Federal False Claims Act, it may be required to pay up to three times the actual damages sustained by the government, plus civil penalties. Federal False Claims Act cases have been brought against drug manufacturers, and resulted in significant monetary settlements and the imposition of federally-supervised corporate integrity agreements in circumstances that include allegations that company-sponsored CME was unlawful off-label promotion. It is not clear whether there is a basis for the application of the Federal False Claims Act to the types of services that Virtual Med provides. However, plaintiffs have in the past, and may in the future, seek to name us as defendants in these types of cases. Any action against us for violation of these laws could cause us to incur significant legal expenses and may adversely affect our ability to operate our business.

Anti-Kickback Laws

There are federal and state laws that govern patient referrals, physician financial relationships and inducements to healthcare providers and patients. The federal healthcare programs anti-kickback law prohibits any person or entity from offering, paying, soliciting or receiving anything of value, directly or indirectly, for the referral of patients covered by Medicare, Medicaid and other federal healthcare programs or the leasing, purchasing, ordering or arranging for or recommending the lease, purchase or order of any item, good, facility or service covered by these programs. Many states also have similar anti-kickback laws that are not necessarily limited to items or services for which payment is made by a federal healthcare program. These laws are applicable to manufacturers and distributors and, therefore, may restrict how we and some of our customers market products to healthcare providers, including e-details. Also, in 2002, the Office of the Inspector General (or OIG) of the United States Department of HHS, the federal government agency responsible for interpreting the federal anti-kickback law, issued an advisory opinion that concluded that the sale of advertising and sponsorships to healthcare providers and vendors by Web-based information services implicates the federal anti-kickback law. However, the advisory opinion suggests that enforcement action will not result if the fees paid represent fair market value for the advertising/sponsorship arrangements, the fees do not vary based on the volume or value of business generated by the advertising and the advertising/sponsorship relationships are clearly identified as such to users so as not to imply an endorsement of the providers or vendors. We carefully review our practices with regulatory experts in an effort to ensure that we comply with all applicable laws. However, the laws in this area are both broad and vague, and it is often difficult or impossible to determine precisely how the laws will be applied, particularly to new services. Penalties for violating the federal anti-kickback law include imprisonment, fines and exclusion from participating, directly or indirectly, in Medicare, Medicaid and other federal healthcare programs. Any determination by a state or federal regulatory agency that any of our practices violate any of these laws could subject us to civil or criminal penalties and require us to change or terminate some portions of our business and could have an adverse effect on our business. Even an unsuccessful challenge by regulatory authorities of our practices could cause us adverse publicity and be costly for us to respond to.

Regulation of Wellness Incentive Programs

Certain provisions of HIPAA (commonly referred to as the HIPAA nondiscrimination provisions) generally prohibit group health plans from charging similarly situated individuals different premiums or contributions or imposing different deductible, co-payment, or other cost-sharing requirements based on a “health factor.” Such differentials are, however, acceptable under the HIPAA nondiscrimination provisions if the differentials are applied through “wellness programs.” The Department of Labor, in coordination with the Departments of the Treasury and HHS, has issued regulations that define “wellness programs” for purposes of the HIPAA nondiscrimination provisions, establishing specific requirements for wellness programs that reward participants who satisfy a standard related to a health factor. These requirements include (1) limiting the amount of the wellness program’s rewards, (2) the wellness program being designed to promote good health and prevent disease, (3) giving those eligible to participate in the wellness program the opportunity to qualify for the reward at least once a year, (4) providing a reward that is available to all similarly situated individuals, and (5) requiring disclosure of reasonable alternative standards that must be available under the wellness program.

Although HIPAA and its regulations state that certain excepted benefits, including supplemental benefits, are not subject to the wellness program rules, it does not define the term “similar supplemental coverage.” On December 7, 2007, the Department of Labor, in coordination with the Departments of the Treasury and HHS, released Field Assistance Bulletin No. 2007-04 (FAB 2007-04) in response to the development of questionable health and wellness programs that were marketed as “similar supplemental coverage.” FAB 2007-04 clarifies the rules for supplemental programs and provides that supplemental benefits under a wellness program cannot discriminate on the basis of a health factor. With these new requirements in place, wellness programs that require individuals to meet certain health factors can no longer be considered supplemental and thus have to comply with HIPAA wellness program regulations described in the immediately preceding paragraph. According to FAB 2007-04, programs that do not meet these requirements may be subject to enforcement actions. HHS provided parallel guidance in Program Memorandum 08-01 (May 2008).

The Americans with Disabilities Act (ADA) prohibits discrimination on the basis of an employee’s disability or perceived disability. Among other things, it limits employers from inquiring about the disabilities of employees unless the questions are job-related and consistent with business necessity. The ADA also limits the circumstances in which an employer may require physical examinations or answers to medical inquiries. However, the ADA allows employers to conduct voluntary medical examinations and activities, including voluntary medical histories, as part of a voluntary wellness program. A wellness program is “voluntary” if the employer neither requires participation nor penalizes employees who do not participate. Records acquired as part of a wellness program must be kept confidential and may not be used for a discriminatory purpose. Many states and localities provide similar protections to employees.

International Regulation

The Virtual Med Health Network is generally not directed to non-U.S. users; and nearly all of the users of our private portals are U.S. employees or plan members. As a result, we do not believe that we currently conduct our business in a manner that subjects us to international data regulation in any material respect. However, one element of our growth strategy is to seek to expand our online services to markets outside the United States. Generally, we expect that we would accomplish this through partnerships or joint ventures with other companies having expertise in the specific country or region, as was the case with our entry into the physician portal marketplace in Latin America, Spain and Portugal in 2007 and our co-branded Boots Virtual Med site launched in 2009 for consumers in the United Kingdom. In addition, in certain markets outside of the U.S., we expect to provide some of our online services directly to healthcare professionals and, to a lesser extent, consumers.

Many countries and governmental bodies have, or are developing, laws that may apply to online health information services of the types we provide, or to Internet sites generally, including laws regarding the collection, use, storage and dissemination of personal information or patient data. To the extent our operations are located within their jurisdiction or are directed at individuals within their jurisdiction, these laws may apply to us. In addition, those governments may attempt to apply such laws extraterritorially or through treaties or other arrangements with U.S. governmental entities. To the extent we fail to accurately anticipate the application or interpretation of these laws, we could be subject to liability and adverse publicity, which could negatively affect our business. In addition, these laws may impose additional operational requirements or restrictions on our business, and increase our cost of doing business.

2010 Healthcare Reform Legislation

The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (which we refer to as the Reform Legislation), was signed into law in March 2010. The Reform Legislation makes extensive changes to the system of healthcare insurance and benefits in the U.S. In general, the Reform Legislation seeks to reduce healthcare costs and decrease the number of uninsured legal U.S. residents by, among other things, requiring individuals to carry, and certain employers to offer, health insurance or be subject to penalties. The Reform Legislation also imposes new regulations on health insurers, including guaranteed coverage requirements, prohibitions on certain annual and all lifetime limits on amounts paid on behalf of or to plan members, increased restrictions on rescinding coverage, establishment of minimum medical loss ratio requirements, a requirement to cover certain preventive services on a first dollar basis, the establishment of state insurance exchanges and essential benefit packages, and greater limitations on how health insurers price certain of their products. The Reform Legislation also contains provisions that will affect the revenues and profits of pharmaceutical and medical device companies, including new taxes on certain sales of their products.

Many of the provisions of the Reform Legislation that expand insurance coverage will not become effective until 2014, and many provisions require regulations and interpretive guidance to be issued before they will be fully implemented. Some provisions do not apply to health plans that were in place when the Reform Legislation was enacted and have not been substantially changed since. In addition, it is difficult to foresee how individuals and businesses will respond to the choices available to them under the Reform Legislation. Furthermore, the Reform Legislation will result in future state legislative and regulatory changes, which we are unable to predict at this time, in order for states to comply with certain provisions of the Reform Legislation and to participate in grants and other incentive opportunities. In addition, a number of states have filed lawsuits challenging the constitutionality of certain provisions of the Reform Legislation. As of February 10, 2011, two federal courts have ruled that the requirement for individuals to carry insurance is unconstitutional, while other courts have upheld this provision, suggesting that an extended appellate process is likely.

While we do not currently anticipate any significant adverse effects on Virtual Med as a direct result of application of the Reform Legislation to our businesses or on our company in its capacity as an employer, we are unable to predict what the indirect impacts of the Reform Legislation will be on Virtual Med’s businesses through its effects on other healthcare industry participants, including pharmaceutical and medical device companies that are advertisers and sponsors of our public portals and employers and health plans that are clients of our private portals. Healthcare industry participants may respond to the Reform Legislation or to uncertainties created by the Reform Legislation by reducing their expenditures or postponing expenditure decisions, including expenditures for our services, which could have a material adverse effect on our business. However, we believe that certain aspects of the Reform Legislation and future implementing regulations that seek to reduce healthcare costs may create opportunities for Virtual Med, including with respect to our personal health record applications and health and benefits decision-support tools and, more generally, with respect to our capabilities in providing health and wellness information and education. For example, the Reform Legislation encourages use of wellness programs through grants to small employers to establish such programs, permission for employers to offer rewards, in the form of waivers of cost-sharing, premium discounts, or additional benefits, to employees for participating in these programs and meeting certain standards, and the inclusion of wellness services and chronic disease management among the essential health benefits that certain plans are required to provide. However, we cannot yet determine the scope of any such opportunities or what competition we may face in our efforts to pursue such opportunities.

Marketing

Advertising revenue will be generated by selling space on the website. We will also promote our products through the Internet, print, radio and television.

We believe that Explain My Surgery.com and Explain My Chiropractic Care.com offer an efficient means for advertisers and sponsors to reach a large audience of health concerned consumers. We will target advertisers and sponsors in the pharmaceutical, biotechnology and medical device firms. The revenue model with regards to the professional liability carriers and hospitals revolve around a flat fee for use, a ‘per click’ fee a ‘percentage of decreased risk’ fee or a hybrid of the three.  Explain My Surgery.com and Explain My Chiropractic Care.com are currently free to health care providers and patients.

Privacy Policies

We understand how important the privacy of personal information is to our users. Our Privacy Policies are posted on our websites and inform users regarding the information we collect about them and about their use of our portals and our services. Our Privacy Policies also explain the choices users have about how their personal information is used and how we protect that information.

Competition

The markets we participate in are intensely competitive, continually evolving and may, in some cases, be subject to rapid change. Some of our competitors have greater financial, technical, marketing and other resources than we do, and some are better known than we are. We cannot provide assurance that we will be able to compete successfully against these organizations. We also compete, in some cases, with joint ventures or other alliances formed by two or more of our competitors or by our competitors with other third parties.

RISK FACTORS

We face a number of significant risks associated with its current plan of operations. These include the following:

The effects of the recent global economic crisis may impact our business, operating results, and financial condition.

The recent global economic crisis has caused disruptions and extreme volatility in global financial markets and increased rates of default and bankruptcy, and has impacted levels of consumer spending. These macroeconomic developments could negatively affect our business, operating results, and financial condition in a number of ways. For example, current or potential customers may delay or decrease spending with us or may not pay us or may delay paying us for previously purchased products and services.

Our limited operating history makes evaluation of our business difficult.

We have limited historical financial data upon which to base planned operating expenses or forecast accurately our future operating results. Further, our limited operating history will make it difficult for investors and securities analysts to evaluate our business and prospects. Our failure to address these risks and difficulties successfully could seriously harm us.

We have never generated any significant revenues, have a history of losses, and cannot assure you that we will ever become or remain profitable.

We have not yet generated any significant revenue from operations and, accordingly, we have incurred net losses every year since our inception. To date, we have dedicated most of our financial resources to research and development, general and administrative expenses and initial sales and marketing activities. We have funded the majority of our activities through sales of our securities. We anticipate net losses and negative cash flow to continue for the foreseeable future until such time as licensing or operating revenue is generated in sufficient amounts to offset operating losses. There can be no assurance that our revenues will be sufficient for us to become profitable or thereafter maintain profitability. We may also face unforeseen problems, difficulties, expenses or delays in implementing our business plan.

Our cash requirements are significant. The failure to raise additional capital will have a significant adverse effect on our financial condition and its operations.

Our cash requirements and expenses will continue to be significant.  We will continue to use cash in 2011 as it becomes available and we will require significant additional financing for working capital requirements for 2012 and for the foreseeable future to continue our operations.  Although we have been successful in raising funds in the past, there can be no assurance that we will be able to successfully raise funds in the future, especially in light of current adverse conditions in the capital markets and the weak economy generally. The failure to raise additional capital will have a significant adverse effect on our financial condition, our operations, and our ability to market and sell our products.

From time to time, we issue stock, instead of cash, to pay some of our operating expenses. These issuances are dilutive to our existing stockholders.

We also issue securities in consideration for services provided to us. All such issuances are dilutive to our stockholders because they increase the total number of shares of our common stock issued and outstanding, even though such arrangements assist us with managing our cash flow at a time of increasing operating expenses coupled with decreased and further decreasing liquidity.

Our stockholders face further potential dilution in any new financing.

Any additional equity that we raise would dilute the interest of the current stockholders and any persons who may become stockholders before such financing. Given the low price of our common stock, such dilution in any financing of a significant amount could be substantial.

Our stockholders face further potential adverse effects from the terms of any preferred stock which may be issued in the future.

In order to raise capital to meet expenses or to acquire a business, our board of directors may issue additional stock, including preferred stock. Any preferred stock which we may issue may have voting rights, liquidation preferences, redemption rights and other rights, preferences and privileges. The rights of the holder’s of our common stock will be subject to, and in many respect subordinate to, the rights of the holders of any such preferred stock. Furthermore, such preferred stock may have other rights, including economic rights, senior to our common stock that could have a material adverse effect on the value of our common stock. Preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, can also have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock, thereby delaying, deferring or preventing a change in control of the Company.

There are several specific business opportunities we are considering in further development of our business. None of these opportunities is yet the subject of a definitive agreement and most or all of these opportunities will require additional funding obligations on our part, for which funding is not currently in place.

In furtherance of our business plan, we are presently considering a number of opportunities to promote our business. While discussions are underway with respect to such opportunities, there are no definitive agreements in place with respect to any of such opportunities at this time. There can be no assurance that any such opportunities being discussed will result in definitive agreements or, if definitive agreements are entered into, that they will be on terms that are favorable to us.

Moreover, most if not all of these other opportunities, should they result in definitive agreements being entered into, would require us to expend additional monies above and beyond our current operating budget to promote such endeavors. No such financing is in place at this time for such endeavors and we cannot assure you that any such financing will be available, or if it is available whether it will be on terms that are favorable to the company.

The cost of maintaining our public company reporting obligations is high. We expect to incur increased costs under the Sarbanes-Oxley Act of 2002.

We are obligated to maintain our periodic public filings and public reporting requirements, on a timely basis, under the Rules and Regulations of the SEC. In order to meet these obligations, we will need to continue to raise capital. If adequate funds are not available, we will be unable to comply with those requirements and could cease to be qualified to have our stock traded in the public market. As a public company, we incur significant legal, accounting and other expenses. In addition, the Sarbanes-Oxley Act of 2002, as well as related rules adopted by the SEC, has imposed substantial requirements on public companies, including certain corporate governance practices and requirements relating to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act.

We expect to incur future losses and may not be able to achieve profitability.

While our current level of operations  may provide some indication of the potential for future revenue, our current state of operations is not sufficient to support the financial needs of our business. We cannot predict when operations will be sufficiently large to cover our operating expenses.

If we are not able to manage our anticipated growth effectively, we may not become profitable.

We anticipate that expansion will continue to be required to address potential market opportunities for our services  Our existing infrastructure is limited, is not scalable, and will not support future growth, if any. There can be no assurance that we will have the financial resources to create new infrastructure, or that any such infrastructure will be sufficiently scalable to manage future growth, if any. There also can be no assurance that if we continue to invest in additional infrastructure, we will be effective in expanding our operations or that our systems, procedures or controls will be adequate to support such expansion. In addition, we will need to provide additional sales and support services to our partners if we achieve our anticipated growth with respect to the sale of our technology for various applications. Failure to properly manage an increase in our business could result in a material adverse effect on customer satisfaction, our ability to meet our contractual obligations, and on our operating results.

Any revenues that we may earn in the future are unpredictable, and our operating results are likely to fluctuate from quarter to quarter.

We believe that our future operating results will fluctuate due to a variety of factors, including:

•	new regulatory requirements

•	market acceptance of our services;

•	competition and pricing pressure from competitive services;

•	expenses related to, and the results of, proceedings relating to our services.

We expect our operating expenses will continue to fluctuate significantly in 2012 and beyond, as we continue our research and development, and increase our marketing and licensing activities.  Revenues may decline or not grow as anticipated and our operating results could be substantially harmed for a particular fiscal period. Moreover, our operating results in some quarters may not meet the expectations of stock market analysts and investors. In that case, our stock price most likely would decline.

We may not be able to attract or retain qualified senior personnel.

We believe we are currently able to manage our current business with our existing management team. However, as we expand the scope of our operations, we will need to obtain the full-time services of additional senior management and other personnel. Competition for highly-skilled personnel is intense, and there can be no assurance that we will be able to attract or retain qualified senior personnel. Our failure to do so could have an adverse effect on our ability to implement our business plan. As we add full-time senior personnel, our overhead expenses for salaries and related items will increase from current levels and, depending upon the number of personnel we hire and their compensation packages, these increases could be substantial.

If we lose our key personnel or are unable to attract and retain additional personnel, we may be unable to achieve profitability.

Our future success is substantially dependent on the efforts of our senior management.  The loss of the services of our senior management may significantly delay or prevent the achievement of our business objectives. Because of the scientific nature of our business, we depend substantially on our ability to attract and retain qualified marketing, scientific and technical personnel. There is intense competition among specialized and technologically-oriented companies for qualified personnel in the areas of our activities. If we lose the services of, or do not successfully recruit key marketing, scientific and technical personnel, the growth of our business could be substantially impaired. At present, we do not maintain key man insurance for any of our senior management.

Litigation or the actions of regulatory authorities may harm our business or otherwise distract our management.

Substantial, complex or extended litigation could cause us to incur major expenditures and distract our management. For example, lawsuits by employees, former employees, shareholders, partners, customers, or others, or actions taken by regulatory authorities, could be very costly and substantially disrupt our business.  Such lawsuits or actions could from time to time be filed against the Company and/or or our executive officers and directors.  Such lawsuits and actions are not uncommon, and we cannot assure you that we will always be able to resolve such disputes or actions on terms favorable to the Company.

Our common stock is thinly traded and largely illiquid.

Our stock is currently quoted on the OTCBB. Being quoted on the OTCBB has made it more difficult to buy or sell our stock and from time to time has lead to a significant decline in the frequency of trades and trading volume. Continued trading on the OTCBB will also likely adversely affect the our ability to obtain financing in the future due to the decreased liquidity of our shares and other restrictions that certain investors have for investing in OTCBB traded securities. While the we intend to seek listing on the Nasdaq Stock Market (“Nasdaq”) or another stock exchange when the we are eligible, there can be no assurance when or if the our common stock will be listed on Nasdaq or another stock exchange.

The market price of our stock is subject to volatility.

Because our stock is thinly traded, its price can change dramatically over short periods, even in a single day. An investment in our stock is subject to such volatility and, consequently, is subject to significant risk.

You may have difficulty selling our shares because they are deemed “penny stocks”.

Because our common stock is not quoted on the Nasdaq National Market or Nasdaq Capital Market or listed on a national securities exchange, if the trading price of our common stock remains below $5.00 per share, trading in our common stock will be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with a spouse). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity of the common stock and the ability of holders of the common stock to sell their shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Forward-looking Statements

This Management's Discussion and Analysis of Financial Condition and Results of Operations (MD&A) contains forward-looking statements that involve known and unknown risks, significant uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, or implied, by those forward-looking statements.  You can identify forward-looking statements by the use of the words may, will, should, could, expects, plans, anticipates, believes, estimates, predicts, intends, potential, proposed, or continue or the negative of those terms.  These statements are only predictions. In evaluating these statements, you should consider various factors which may cause our actual results to differ materially from any forward-looking statements.  Although we believe that the exceptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

We are considered a start-up corporation and recently begun generating revenues from our business operations. Our auditors have issued a going concern opinion on the financial statements for the year ended December 31, 2010.

Nine Months Ended September 30, 2011

Results of Operations

During the nine months ended September 30, 2011, we had revenues of $151,510 and incurred operating expenses of $99,171, which were primarily legal, accounting and consulting fees. During the comparable nine month period ended September 30, 2010, the Company had no revenues and incurred operating expenses of $2,069,078, which primarily consisted of legal, accounting and license fees.

For the period ending September 30, 2011, the Company experienced an unrealized loss in investments available for sale in the amount of $1,075,200 as a result of a decline in the market value of the investment.  There was a unrealized losses from investments of $2,940,000 for the period ending September 30, 2010.

We own and operate two public portal websites: Explain My Surgery.com and Explain My Chiropractic Care.com. The purpose of each site is to provide patients with an easy to understand, interactive information system that educates patients, allows them to understand the risks, benefits and alternatives to surgical or chiropractic intervention.  Prior to December 2010, we were engaged in the business of manufacturing and selling toothbrushes specifically for use by pet owners to clean canine and feline mouths.  We never generated any revenues from the sale of toothbrushes.

Financial Condition

Cash remained virtually unchanged from December 31, 2010 to September 30, 2011, increasing from $100 to $680.  Current operating expenses are paid through borrowings from a related party. Accounts payable increased from $21,661 as of December 31, 2010 to $39,175 as of September 30, 2011. In order to pay current operating expenses, the Company borrowed $50,554 from related parties of the Company.   The Company also owns 1,680,000 shares of common stock of Entertainment Arts, Inc., which trades on the over-the-counter pink sheets. The market price of the stock was $.06 per share on September 30, 2011, which resulted in a market value of $100,800.  The price dropped by almost 60% from the previous quarter. The common stock of Entertainment Arts, Inc. is thinly traded and Virtual medical does not intend to sell this stock in the short-term.

Liquidity

The Company has limited capital resources and may have to rely upon the additional sale of equity securities in order to continue in business. There is no assurance that financing, whether debt or equity, will be available to the Company at any particular time, or could be obtained on terms satisfactory to the Company.

Our common stock is thinly traded on the Bulletin Board operated by the Financial Industry Regulatory Authority (FINRA).

Capital Resources

The Company owns no property or assets other than 1,680,000 restricted shares of common stock with a current market price of $0.06 per shares or approximately $100,800.

We did not change our accounting policies during 2011 or 2010.

Off-Balance Sheet Arrangements

During the nine months ended September 30, 2011 and during the last two years ended December 31, 2010 and 2009, we did not have any off-balance sheet arrangements.

Year Ended December 31, 2010

Results of Operations

For the year ended December 31, 2010, the company incurred a loss of $82,070,052, compared to a loss of $37,458 for the year ended December 31, 2009. The primary reasons for the loss in 2010 were consulting fees of $42,259,049, a loss on impaired assets of $35,102,400, and an unrealized loss in investments available for sale of $4,620,000. The Company issued a total of 23,401,600 shares of stock (7,760,041 shares of common stock and 15,641,559 shares of preferred stock) valued at $1.50 per share. Since the investment in the subsidiary, Explain My Surgery, Inc., had no measurable value at December 31, 2010, the entire acquisition cost was charged off as impairment. The majority of the consulting fees of $42,258,412 were the result of issuing shares of common and preferred stock at market value to various consultants.

Prior to December 2010, pet owners to clean canine and feline mouths engaged us in the business of manufacturing and selling toothbrushes specifically for use.  We never generated any revenues from the sale of toothbrushes.

Financial Condition

The primary reason for the decrease in cash from $48,253 for the year ended December 31, 2009 to $100 as of December 31, 2010 was cash needed for basic operating expenses. Accounts payable increased from $142 as of December 31, 2009 to $21,661 as of December 31, 2010. In order to pay current operating expenses, the Company borrowed $19,567 from a related party, Explain My Surgery, Inc. The Company also owns 1,680,000 shares of common stock of Entertainment Arts, Inc., which trades on the over-the-counter pink sheets. The market price of the stock was $.70 per share on December 31, 2010, which resulted in a market value of $1,176,000. The common stock of Entertainment Arts, Inc. is thinly traded and Virtual medical does not intend to sell this stock in the short-term.

Liquidity

We have limited capital resources and may have to rely upon the additional sale of equity securities in order to continue in business. There is no assurance that financing, whether debt or equity, will be available to the Company at any particular time, or could be obtained on terms satisfactory to the Company.

Our common stock is thinly traded on the Bulletin Board operated by the Financial Industry Regulatory Authority (FINRA).

Capital Resources

The Company owns no property or assets other than 1,680,000 restricted shares of common stock with a current market price of $1,176,000.

Contractual Obligations

Payments due by periods
	Total	Less than	1-3 Years	3-5 Years	More than
Obligations		1 year			5 years
Long-Term Debt Obligations	-0-	-0-	-0-	-0-	-0-
Capital (Finance) Lease Obligations	-0-	-0-	-0-	-0-	-0-
Operating Lease Obligations	-0-	-0-	-0-	-0-	-0-
Purchase Obligations	-0-	-0-	-0-	-0-	-0-
Other Long Term Liabilities	-0-	-0-	-0-	-0-	-0-
Total	-0-	-0-	-0-	-0-	-0-

On July 7, 2010 we entered into a consulting agreement with Robert Tassinari wherein we engaged Mr. Tassinari to assist us with our business activities in consideration of the payment to Mr. Tassinari of 2,500,000 restricted shares of our common stock.  This consulting agreement was subject to the execution of the foregoing agreement to exchange shares of common stock.

On July 7, 2010 we entered into a consulting agreement with Gregory Ruff wherein we engaged Mr. Ruff to assist us with our business activities in consideration of the payment to Mr. Ruff of 2,500,000 restricted shares of our common stock.  The foregoing shares of common stock have not been issued as of the date of this report.  This consulting agreement was subject to the execution of the foregoing agreement to exchange shares of common stock.

On July 28, 2010, we entered into an agreement with Entertainment Arts Research, Inc., a Nevada corporation, (“EARI”) wherein we agreed to purchase 1,680,000 restricted shares of EARI’s common stock in exchange for 7,000,000 restricted common shares plus 2,000,000 preferred, convertible and restricted shares.    Pursuant to our agreement, we were required to file a Form S-1 registration statement registering the 7,000,000 shares of common stock and 2,000,000 shares of preferred stock for resale to the public.  As of the date hereof, we have not prepared or filed such registration statement.

            On December 7, 2010, we entered into an agreement with Entertainment Arts Research, Inc., a Nevada corporation, (“EARI”) wherein we agreed to acquire all of the issued and outstanding shares of common stock of Explain My Surgery, Inc., a Nevada corporation (“EMSI”) from EARI in consideration of issuing 23,401,600 restricted shares of our common stock to EARI.

On December 31, 2010, we entered into an agreement with Entertainment Arts Research, Inc., a Nevada corporation, (“EARI”) wherein EARI agreed that:

1.  EARI will not sell any of the 7,000,000 share of common stock and 2,000,000 shares of preferred stock it owns for a period of four years from December 31, 2010 unless we grant permission to EARI to do so.

2.  At the conclusion of the foregoing period EARI may sell its shares of common stock and preferred stock, provided such the sales comply with applicable state and federal laws.

3.  The foregoing only applies to the shares of common and preferred stock referred to above, and shall not apply to any shares of our common stock acquired by EARI in the after-market.

Changes in Accounting Policies

We did not change our accounting policies during the first three quarters of 2011 or during the years 2010 or 2009.

PROPERTIES

We do not own any real or personal property.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this report, the total number of shares owned beneficially by our officers, directors, both individually and as a group, and the beneficial owners of 5% or more of our total outstanding shares. The stockholder listed below has direct ownership of his/her shares and possess voting and dispositive power with respect to the shares.

Name and Address	Number of	Percentage of	Number of	Percentage of
Beneficial Owner	Common Shares	Ownership	Preferred Shares	Ownership
Marc Salls [1]	0	0%	10,135,500	22.8%

Francis G. D’Ambrosio [2]	0	0%	19,135,500	43.0%

Rahil Kahn	35,000	0.1%	0	0%

All officers and directors as a group (3 individuals)	35,000	0.1%	29,271,000	65.8%

Entertainment Arts Research, Inc.	7,000,000	27.6%	2,000,000	4.5%

Robert Tassinari [3]	3,298,000	13.0%	6,829,600	16.8%

Greg Ruff	4,500,000	17.7%	0	0%

________________________

[1]           10,000,000 shares of preferred stock are held in the name of Salls Family Trust 09/15/1992.

[2]           10,000,000 shares of preferred stock are held in the name of Shim Anude LLC and 9,000,000 shares of preferred stock are held inthe name of Cantonitalia LLC.

[3]           6,829,600 shares of preferred stock are held in the name of KR Investments.
___________________

Mr. Salls and Drs. d'Ambrosio and Kahn are our only promoters.

Future sales by existing stockholders

Currently, Rule 144 of the Securities Act of 1933, as amended, (the “Act”) is unavailable for the resale of our shares of common stock because we are categorized as a “shell company” as that term is defined in Reg. 405 of the Act.  A “shell company” is a corporation with no or nominal assets or its assets consist solely of cash, and no or nominal operations.  One year from the date that we file this Form 8-K, Rule 144 will then be available for the resale of our restricted securities.

DIRECTORS AND EXECUTIVE OFFICERS

Our directors will serve until their successor is elected and qualified. Our officers are elected by the board of directors to a term of one (1) year and serves until his or his successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The following table provides the names, positions and ages of our directors and officers:

Name	Age	Position
Marc Salls	55	President and Director
Francis G. d’Ambrosio	52	CEO, CFO and Director
Rahil Kahn	44	Secretary, Treasurer and Director

We have no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in our control.  We are not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors and they are expected to hold their offices/positions until the next annual meeting of our stockholders.

Marc Salls

Since July 8, 2010, Marc Salls has been our president and a member of the board of directors.  Mr. Salls has been a licensed insurance salesman since 1981. He holds licenses in Nevada, California, Utah and Arizona. He has had Agency Appointments with Aspen Insurance, V W Allabashi/ Wealth Services and Salls Church Insurance. His professional designations include Life Underwriting Training Council fellowship and Certified Insurance Service Representative.

Francis G. d’Ambrosio, M.D.

Since July 8, 2010, Francis G. d’Ambrosio, MD, has been our CEO and a director.  Dr. d’Ambrosio is an Orthopedic Surgeon who specializes in Spinal Surgery, licensed to practice medicine in the State of California. Dr. d’Ambrosio graduated from Haverford College, Haverford, Pennsylvania in 1981 with a degree in Classics. He graduated from Albany Medical College in 1986 and then completed a year of surgical internship at New York University, Belleview Medical Center in New York, New York and one year of surgical residency at Kings County, Downstate Medical Center in Brooklyn, New York From 1988 to 1992, Dr. d’Ambrosio completed his Orthopedic Surgical Residency at the Kingsbrook Jewish/Beth Israel Combined Program in New York. Dr. d’Ambrosio completed his postgraduate training at Rancho Los Amigos Medical Center in Downey, California from 1992 to 1993. He is widely published in the medical field and helped create Explain My Surgery and Explain My Chiropractic Care in 2006. He became CEO and Chairman of the Board of Directors of Virtual Medical International, Inc. in 2010.

Rahil Kahn, M.D.

Rahil Khan M.D. joined the Board of Directors of Virtual Medical International, Inc. in July 2011. A graduate of Yale University with a Bachelor’s degree in Molecular Biophysics and Biochemistry, Dr. Khan completed medical school at Georgetown University in Washington, D.C. He completed his internship and residency in Physical Medicine at the University of California, Irvine. Dr. Khan was the CEO of Health.net from 1998 to 2001 in New York prior to entering private practice.

None of the companies referred to above are parents, subsidiary corporations or other affiliates of Virtual Medical International, Inc.

Involvement in Certain Legal Proceedings

During the past ten years, Mr. Salls, Dr. d’Ambrosio, or Dr. Kahn have not been the subjects of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

	ii)	Engaging in any type of business practice; or
	iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

	i)	Any Federal or State securities or commodities law or regulation; or
ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

	iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Director Independence

We have no independent directors.

Family Relationships

There are no family relationships between any of the officers, directors, or consultants.

Conflicts of Interest

The only conflict that we foresee is that our officers and directors will devote time to projects that do not involve us.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we are only beginning our commercial operations, at the present time, we believe the services of a financial expert are not warranted.

Audit Committee

We have a separately-designated audit committee of the board which is comprised of all of our directors.  Audit committee functions are performed by our board of directors. None of our directors are deemed independent. All directors also hold positions as our officers. Our audit committee is responsible for: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and, (5) funding for the outside auditory and any outside advisors engagement by the audit committee. A copy of the audit committee charter is filed as Exhibit 99.1 to our Form 10-K for the period ended December 31, 2009.

Code of Ethics

We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code. A copy of the code of ethics is filed as Exhibit 14.1 to our Form 10-K for the period ended December 31, 2009.

Disclosure Committee

We have a disclosure committee and disclosure committee charter. Our disclosure committee is comprised of all of our officers and directors. The purpose of the committee is to provide assistance to the Chief Executive Officer and the Chief Financial Officer in fulfilling their responsibilities regarding the identification and disclosure of material information about us and the accuracy, completeness and timeliness of our financial reports.  A copy of the disclosure committed charter is filed as Exhibit 99.1 to our Form 10-K for the period ended December 31, 2009.

Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based on our review of the copies of such forms we received, we believe that during the fiscal year ended December 31, 2010 and through September 30, 2011, all such filing requirements applicable to our officers and directors were complied with, except that reports were filed late by the following persons:

Name and principal	Number of	Transactions Not	Known Failures to File
position	Late Reports	Timely Reported	a Required Form
Marc Salls, President and Director	1	July 8, 2010	Form 3 and 5

Francis d’Ambrosio, CEO, CFO and Director	1	July 8, 2010	Form 3 and 5

Rahil Kahn, Director	1	July 15, 2011	Form 3

Robert Tassinari, Shareholder	1	July 8, 2010	Form 3 and 5

Mr. Salls and Drs. d'Ambrosio and Kahn have advised us they will take steps to immediately bring their Section 16(a) reports current.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

The following table sets forth the compensation paid by us for the last three fiscal years ending December 31, 2010 for each of our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.  The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

Executive Officer Compensation Table
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Marc Salls	2010	0	0	0	0	0	0	0	0
President	2009	0	0	0	0	0	0	0	0
	2008	0	0	0	0	0	0	0	0

Francis G. d'Ambrosio	2010	0	0	0	0	0	0	0	0
CEO & CFO	2009	0	0	0	0	0	0	0	0
	2008	0	0	0	0	0	0	0	0

Michael J. Davis	2010	0	0	0	0	0	0	0	0
Secretary/Treasurer	2009	0	0	0	0	0	0	0	0
(Resigned 7/__/11)	2008	0	0	0	0	0	0	0	0

David Hostelley	2010	0	0	0	0	0	0	0	0
CFO	2009	0	0	0	0	0	0	0	0
(Resigned 7/08/11)	2008	0	0	0	0	0	0	0	0

Gregory Ruff	2010	0	0	0	0	0	0	0	0
President	2009	0	0	0	0	0	0	0	0
(Resigned)	2008	0	0	0	0	0	0	0	0

We have no employment agreements with any of our officers. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Compensation of Directors

The members of our board of directors are not compensated for their services as directors. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director’s service contracts.  The following table sets forth compensation paid to our directors from inception to our year end on December 31, 2010.  Since that time, we have not paid any compensation to any director.

Director’s Compensation Table
	Fees
	Earned				Nonqualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Marc Salls	0	0	0	0	0	0	0
Francis G. D’Ambrosio	0	0	0	0	0	0	0
Rahil Kahn	0	0	0	0	0	0	0
Michael J. Davis (Resigned)	0	0	0	0	0	0	0
Gregory Ruff (Resigned)	0	0	0	0	0	0	0
Craig Littler (Resigned)	0	0	0	0	0	0	0
Paul Charbonneau (Resigned)	0	0	0	0	0	0	0
Murray Sternfeld (Resigned)	0	0	0	0	0	0	0
James Adams (Resigned)	0	0	0	0	0	0	0

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We issued 4,000,000 shares of common stock on July 19, 2007 to Mr. Gregory Ruff, our officer and director, for $4,000 in proceeds and for services.   Mr. Ruff invested $3,775 in cash and provided corporate organization services valued at $225 to our company. On September 26, 2007, we issued 530,000  shares to each of Mr. Paul D. Charbonneau, Craig Littler, Murray Sternfeld, and James Adams, all members of our board of directors, for total proceeds of approximately $40,000. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.

In 2008, we obtained an exclusive three year license from our officer and director, Mr. Ruff, to market pet toothbrushes.  Under the terms of that agreement, Mr. Ruff agreed to continue developing the pet toothbrushes and undergo the process of obtaining a US patent. In exchange, we agreed to pay all expenses associated with the patent application, and all costs associated with the development, manufacturing and marketing of the toothbrushes.  In December 2010, we changed our business focus from manufacturing pet toothbrushes to our current business.

We used space in Mr. Ruff's home for our operations until July 2010.

We use space at the home of our CEO, Frank d’Ambrosio for our operations.

We issued 10,135,500 shares of preferred stock to our president and director, Marc Salls; 19,135,500 shares of preferred stock to our CEO and a director, Frank d’Ambrosio; 495,000 shares of common stock and 1,000,000 shares of preferred stock to our secretary, Michael Davis; and, 100,000 shares of preferred stock to our CFO, David Hostelley.

    On July 7, 2010, we entered into a consulting agreement with Robert Tassinari wherein we engaged Mr. Tassinari to assist us with our business activities in consideration of the payment to Mr. Tassinari of 2,500,000 restricted shares of our common stock.  This consulting agreement was subject to the execution of the foregoing agreement to exchange shares of common stock.

On July 7, 2010, we entered into a consulting agreement with Mr. Ruff wherein we engaged him to assist us with our business activities in consideration of the payment to Mr. Ruff of 2,500,000 restricted shares of our common stock.  The foregoing shares of common stock have not been issued as of the date of this report.  This consulting agreement was subject to the execution of the foregoing agreement to exchange shares of common stock.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 250,000,000 shares of common stock, with a par value of $0.00001 per share, and 50,000,000 shares of preferred stock, with a par value of $0.00001 per share. As of December 15, 2011, there were 25,367,541shares of our common stock issued and outstanding and 44,479,500 shares of preferred stock outstanding.  Our shares are held by 247 shareholders of record.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by  our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.
The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.
Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.
Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.
The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.	Any other relative rights, preferences and limitations of that series

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

    In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our articles of incorporation and bylaws do not state that these provisions do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

We file reports with the SEC under section 13 of the Securities Act.  The reports will be filed electronically.  The reports we will be required to file are Forms 10-K, 10-Q, and 8-K.  You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an Internet site that will contain copies of the reports we file electronically.  The address for the Internet site is www.sec.gov.

Stock Transfer Agent

Our stock transfer agent for our securities is Empire Stock Transfer, 1859 Whitney Mesa Drive, Henderson, NV 89014.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock commenced trading on the over-the-counter Bulletin Board on May 13, 2010. It currently trades under the symbol QEBR.  Following is a table of the high bid price and the low bid price for each quarter during the last two years.

2011	High Bid	Low Bid
First Quarter, Ending March 31	$2.00	$1.30
Second Quarter, Ending June 30	$2.00	$1.01
Third Quarter, Ending September 30	$1.20	$0.55

2010	High Bid	Low Bid
First Quarter, Ending March 31	$0.00	$0.00
Second Quarter, Ending June 30	$5.02	$0.04
Third Quarter, Ending September 30	$3.30	$0.40
Fourth Quarter, Ending December 31	$1.50	$1.10

2009	High Bid	Low Bid
Fourth Quarter, Ending December 31	$0.00	$0.00

Common Stock Holders

As of December 15, 2011, there were approximately 247 shareholders of record of our common stock.

Securities Authorized for Issuance under Equity Compensation Plans

We have no equity compensation plans.

Dividends

We have never paid any cash dividends and do not anticipate the payment of cash dividends in the foreseeable future.

Equity Compensation Plans

We have no equity compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

LEGAL PROCEEDINGS

We are not a party to any pending litigation and none is contemplated.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

There have been no disagreements on accounting and financial disclosures from the inception of our company through the date of this Form 8-K. Our financial statements for the period from inception to December 31, 2010, included in this report have been audited by MaloneBailey, LLP, as set forth in this annual report.

RECENT SALES OF UNREGISTERED SECURITIES

We issued 4,000,000 shares of common stock on July 19, 2007 to Mr. Gregory Ruff, our officer and director, for $4,000 in proceeds and for services.   Mr. Ruff invested $3,775 in cash and provided corporate organization services valued at $225 to our company. We thereafter issued, on September 26, 2007, 530,000 shares to each of Mr. Paul D. Charbonneau, Craig Littler, Murray Sternfeld, and James Adams, all members of our board of directors, for total proceeds of approximately $40,000. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act. We did not engage in any general solicitation or advertising.

We completed a private placement of 445,000 shares of our common stock at a price of $0.20 per share to a total of forty (40) purchasers on December 31, 2008. The total amount we received from this offering was $89,000. We completed the offering pursuant to Rule 506 of Regulation D of the Securities Act. We did not engage in any general solicitation or advertising.

On September 26, 2007, we issued 125,000 shares of our common stock to Robert Slack for services rendered valued at $2,457.  Mr. Slack provided us molds to use, advise on the toothbrush mold design, and tested the efficacy of the toothbrush on sedated dogs at his vet clinic. We have a verbal arrangement with Mr. Slack for these services. These shares were issued pursuant to Section 4(2) of the Securities Act, as amended.

On July 7, 2010, we entered into a consulting agreement with Robert Tassinari wherein we engaged Mr. Tassinari to assist us with our business activities in consideration of the payment to Mr. Tassinari of 2,500,000 restricted shares of our common stock.  The foregoing shares of common stock were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended in that the shares were issued to a sophisticated investor who was furnished with the same information that could be found in Part I of a Form S-1 registration statement.

On July 7, 2010, we entered into a consulting agreement with Gregory Ruff wherein we engaged Mr. Ruff to assist us with our business activities in consideration of the payment to Mr. Ruff of 2,500,000 restricted shares of our common stock.  The foregoing shares of common stock were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended in that the shares were issued to a sophisticated investor who was furnished with the same information that could be found in Part I of a Form S-1 registration statement.

On July 28, 2010, we entered into an agreement with Entertainment Arts Research, Inc., a Nevada corporation, (“EARI”) wherein we agreed to purchase 1,680,000 restricted shares of EARI’s common stock in exchange for 7,000,000 restricted common shares plus 2,000,000 preferred, convertible and restricted shares.   The foregoing shares of common stock were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended in that the shares were issued to a sophisticated investor who was furnished with the same information that could be found in Part I of a Form S-1 registration statement.

On October 19, 2010, we issued 7,760,041 shares of common stock and 15,641,559 shares of voting preferred stock to Entertainment Arts Research, Inc. for 23,401,600 shares of common stock of Explain My Surgery, Inc.  The foregoing shares of common stock were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended in that the shares were issued to a sophisticated investor who wer furnished with the same information that could be found in Part I of a Form S-1 registration statement.

On October 19, 2010, we issued 26,837,941 shares of preferred stock for consulting services to several entities listed in the records of Empire Stock Transfer.  The foregoing shares of common stock were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended in that the shares were issued to a sophisticated investor who was furnished with the same information that could be found in Part I of a Form S-1 registration statement.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

ITEM 7.01                      REGULATION FD DISCLOSURE.

On December 5, 2011, we announced that our 3rd Quarter 2011 earnings of $151,250 were up from 2nd Quarter 2011 earnings of $260. We own and operate two patient educational portals, Explainmysurgery.com and Explainmychiropracticcare.com. These sites were developed to decrease professional liability risk through patient empowerment. Several primary and secondary insurers have recognized the cost saving value of our educational units and are offering 5% reductions on professional liability premiums for participating providers. Beta testing has shown that in addition to this decrease in risk and premium cost, health care providers can also experience an increase in revenues for delivering medical and chiropractic education. We expect further growth as we expand our products and brand through strategic marketing throughout the United States.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.

INDEX TO THE FINANCIAL STATEMENTS

Page

Balance Sheets as of September 30, 2011 and December 31, 2010	F-1

Statements of Income and Expenses for the three months ended September 30, 2011 and December 31, 2010 and for the six months ended September 30, 2011 and December 31, 2010	F-2

Statements of Cash Flows for the nine months ended September 30, 2011 and December 31, 2010	F-3

Notes to the Consolidated Financial Statements	F-4

Report of Independent Registered Public Accounting Firm	F-7

Consolidated Balance Sheets as of December 31, 2010 and December 31, 2009	F-8

Consolidated Statements of Expenses for the years ended December 31, 2010, December 31, 2009 and for the period from inception (July 19, 2007) through December 31, 2010	F-9

Consolidated Statement of changes in Stockholders’ Equity (Deficit) from inception (July 19, 2007) through December 31, 2010	F-10

Consolidated Statements of Cash Flows for the years ended December 31, 2010, December 31, 2009 and for the period from inception (July 19, 2007) through December 31, 2010	F-11

Notes to the Consolidated Financial Statements	F-12

VIRTUAL MEDICAL INTERNATIONAL, INC.
Formerly QE Brushes, Inc.
Balance Sheets
Unaudited

	September 30,	December 31,
	2011	2010
ASSETS

CURRENT ASSETS
Cash	$680	$100
Accounts receivable (net)	111,224	-
Total Current Assets	111,904	100

Other Assets
Investment in securities available for sale, (net of market adjustment of $5,695,200)	100,800	1,176,000
Total Other Assets	100,800	1,176,000
Total Assets	$212,704	$1,176,100

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$39,175	$21,661
Consulting payable	3,466	-
Note payable	7,837	-
Note payable - related party	50,554	19,567
Total Current Liabilities	101,032	41,228

Stockholders' equity
Preferred stock, $.00001 par, 50,000,000 shares authorized, 44,479,500 shares issued and outstanding	445	445
Common stock, $.00001 par, 250,000,000 shares authorized 25,367,541 shares issued and outstanding, respectively	254	254
Additional paid-in capital	83,291,570	83,291,570
Accumulated other comprehensive loss	(5,695,200)	(4,620,000)
Deficit accumulated during the development stage	(77,485,397)	(77,537,397)

Total Stockholders’ Equity	111,672	1,134,872

Total Liabilities and Stockholders' Equity	$212,704	$1,176,100

The accompanying notes are an integral part of these unaudited financial statements.

VIRTUAL MEDICAL INTERNATIONAL, INC.
Formerly QE Brushes, Inc.
Statements of Income and Expenses
Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenue
Consulting	$124,235	$-	$124,235	$-
Billing	27,015	-	27,275	-
Total revenue	151,250	-	151,510	-

OPERATING EXPENSES:
Legal fees	9,682	13,588	22,676	26,484
Accounting fees	3,830	3,830	24,595	15,919
Office expense	3,670	1,019	3,802	1,965
License and fees	825	-	7,885	2,581
Consulting and outside services	21,991	2,002,734	37,316	2,005,700
Meals and entertainment	241	-	241	-
Travel	218	708	218	2,315
Website	149	-	2,438	-
Loss on disposal of inventory	-	14,114	-	14,114
Total operating expenses	40,606	2,035,993	99,171	2,069,078

OPERATING INCOME (LOSS)	110,644	(2,035,993)	52,339	(2,069,078)

OTHER EXPENSES:
Interest expense	(216)	-	(339)	-
Total other expenses	(216)	-	(339)	-

NET INCOME (LOSS) BEFORE OTHER COMPREHENSIVE LOSS	110,428	(2,035,993)	52,000	(2,069,078)

OTHER COMPREHENSIVE LOSS

Unrealized loss in investments available for sale	(151,200)	(2,940,000)	(1,075,200)	(2,940,000)
Total comprehensive loss	(151,200)	(2,940,000)	(1,075,200)	(2,940,000)

COMPREHENSIVE INCOME (LOSS)	$(40,772)	$(4,975,993)	$(1,023,200)	$(5,009,078)

Weighted average number of shares	25,367,541	10,189,565	25,367,541	9,101,868
Weighted average number of shares, diluted	69,847,041	10,189,565	69,847,041	9,101,868
Basic net income (loss) per share	$0.00	$(0.20)	$0.00	$(0.23)
Basic and diluted net income (loss) per share	$0.00	$(0.20)	$0.00	$(0.23)

The accompanying notes are an integral part of these unaudited financial statements.

VIRTUAL MEDICAL INTERNATIONAL, INC.
Formerly QE Brushes, Inc.
Statements of Cash Flows
Unaudited

	Nine Months Ended
	September 30,
	2011	2010
Cash Flows From Operating Activities
Net Income (loss)	$52,000	$(2,069,079)

Adjustments to reconcile net income (loss) to net cash
used in operating activities:
Common stock issued for services	-	2,001,500

Changes in assets and liabilities:
Accounts receivable	(111,224)	-
Accounts payable and accrued expenses	17,514	-
Consulting payable	3,466	(142)

Total Cash Used For Operating Activities	(38,244)	(67,721)

Cash Flows From Financing Activities

Notes payable	7,837	-
Notes payable - related party	30,987	19,468

Total Cash Provided by Financing Activities	38,824	19,468

Net Increase (Decrease) in Cash	580	(48,253)

Cash at Beginning of Period	100	48,253

Cash at End of Period	$680	$-

Supplemental Disclosure of Cash Flow Information
Interest paid	$216	$31
Income taxes paid	$-	$-

Non-Cash transactions from investing and financing activities
Asset purchase agreement	$-	$5,796,000
Mark to market AFSS	$1,075,200	$2,940,000

The accompanying notes are an integral part of these unaudited financial statements.

VIRTUAL MEDICAL, INTERNATIONAL
(FORMERLY QE BRUSHES, INC.)
NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of Business

Virtual Medical International, Inc., formerly known as QE Brushes, Inc. (the predecessor name of the corporation) was incorporated in the state of Nevada on July 19, 2007, for the purpose of developing, manufacturing and selling toothbrushes designed specifically for dogs and cats. Subsequently, the board of directors and shareholders decided to change the business direction and the name of the company. On August 26, 2010, the name was officially changed to Virtual Medical International, Inc.

The is in the business of medical education through the internet, and will seek to develop and or acquire websites that are designed to convey to patients the risks and benefits of medical treatments in an easy to understand, yet comprehensive fashion. By using these services, patients will be able to make more informed decisions regarding their care and treatment thereby decreasing risk of a misinformed malpractice suit against a physician or a hospital.

This decrease in risk will result in a decrease in the overall cost to malpractice liability insurance companies, which represent our primary compensation targets. The company also plans to create virtual waiting rooms where patients will be able to see physicians online twenty four hours a day.

Basis of Presentation

The unaudited financial statements of Virtual Medical International, Inc. (hereafter referred to as “VMI” or the “Company”) have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Although certain information normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, the Company believes that the disclosures are adequate to make the information presented not misleading. These financial statements should be read in conjunction with the financial statements and notes thereto for the fiscal year ended December 31, 2010, included in the Company’s Form 10-K.

The financial statements included herein reflect all normal recurring adjustments that, in the opinion of management, are necessary for a fair presentation. The results for interim periods are not necessarily indicative of trends or of results to be expected for the full year ended December 31, 2011.

Reclassifications

Certain reclassifications have been made to prior period’s balances to conform to classifications used in 2011.

VIRTUAL MEDICAL, INTERNATIONAL
(FORMERLY QE BRUSHES, INC.)
NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Significant estimates used herein include those relating to management’s estimate of market value of accounts receivable, investments and contracts.  It is reasonably possible that actual results could differ from those and other estimates used in preparing these financial statements and such differences could be material.

Accounts Receivable and Revenue Recognition – The Company recognizes revenue when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectability is reasonably assured. The company earns consulting fees by providing medical education through the internet which explains to patients the risks and benefits of medical treatments. The Company also earns revenues from billing and collecting fees from the insurance companies for services provided by Doctor’s for doctor reports and use of in office web-based consulting.

For the consulting fees VMI performs 100% of the services; thus, is entitled to 100% of revenue earned.  The recognition occurs when the company provides consultation to patients. The Company estimates that it will receive on average 30% of the total amount initially billed for the consulting to Patients.  Accordingly, the Company reports only the net expected collectible amount, both with respect to revenue and accounts receivable.   As the Company develops an experience rate as to the actual percentage of amounts billed that is collected the revenue recognition percentage will be adjusted accordingly.  Any change in revenue recognized as a result of changes in the accounts receivable collection rate will be recorded in the period of the adjustment.

In regards to billing revenue, the Company has multiple agreements with Doctors’ whereby VMI will bill insurance companies for Doctor Reports and usage of in house web based consulting. Based on arrangements, VMI is entitled to 50% of the billings collected from the insurance companies. The company recognizes revenue when VMI collects from the insurance companies.

Consulting and outside services expense and related consultants payable – In many cases the Company incurs a liability to the specific doctor for which the consulting services are rendered through.  The consultant is entitled to receive 50% of the net amount collected for the consulting services.

Development Stage – From the date of inception, July 19, 2007 through June 30, 2011 the Company was in the development stage as defined in ASC 915, “Accounting and Reporting by Development Stage Enterprises”.  As a result of contracts with Doctor’s to perform consulting services to patients VMI has begun to generate revenue from operations and has emerged from the development stage

VIRTUAL MEDICAL, INTERNATIONAL
(FORMERLY QE BRUSHES, INC.)
NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 3 – GOING CONCERN

The Company has accumulated deficit as of September 30, 2011, and has generated minimal revenue. Currently the company has minimal cash and will have to raise additional capital through the sale of equity securities.

These conditions and uncertainties raise substantial doubt as to the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if VMI is unable to continue as a going concern.

NOTE 4 – STOCKHOLDERS’ EQUITY

The accumulated other comprehensive loss account was charged $5,695,200 for the decrease in value of the investment in securities available for sale (1,680,000 shares of common stock of Entertainment Arts Research, Inc.).

NOTE 5 – RELATED PARTY

The current CEO of VMI, Frank D’ Ambrosio advanced VMI $19,567 through September 30, 2011. This amount bears no interest, is unsecured and due on demand. There was not a cash advance to VMI, rather Frank D’ Ambrosio paid various invoices on behalf of VMI.

As of September 30, 2011, Marc Stein advanced $4,000 and Nicholas D’Ambrosio advanced $26,987. These advances are unsecured, due on demand, and bear 2% interest.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Virtual Medical International, Inc.
(a development stage company)
Las Vegas, Nevada

We have audited the accompanying consolidated balance sheets of Virtual Medical International, Inc. (a development stage company) (the “Company”), as of December 31, 2010 and 2009 and the related consolidated statements of expenses, changes in stockholders’ equity (deficit) and cash flows for the years then ended and the period from July 19, 2007 (Inception) through December 31, 2010. These consolidated financial statements are the responsibility of Virtual Medical’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Virtual Medical International, Inc. as of December 31, 2010 and 2009 and the results of their operations and their cash flows for the years then ended and for the period from July 19, 2007 (Inception) through December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Virtual Medical International, Inc. will continue as a going concern. As discussed in Note 3 to the financial statements, Virtual Medical International, Inc. has suffered a loss from operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MALONEBAILEY, LLP
www.malonebailey.com
Houston, Texas
April 15, 2011

VIRTUAL MEDICAL INTERNATIONAL, INC.
Formerly QE Brushes, Inc.
(A Development Stage Company)
Consolidated Balance Sheets

	December 31,	December 31,
	2010	2009
ASSETS
CURRENT ASSETS
Cash	$100	$48,253
Total Current Assets	100	48,253
Other Assets
Investment in securities available for sale, (net of market
adjustment of $4,620,000)	1,176,000	-

Total Other Assets	1,176,000	-
Total Assets	$1,176,100	$48,253

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$21,661	$142
Note payable - related party	19,567	-
Total Current Liabilities	41,228	142

Stockholders' Equity (Deficit)
Preferred stock, $.00001 par, 50,000,000 shares
authorized, 44,479,500 shares issued and outstanding	445	-
Common stock, $.00001 par, 250,000,000 shares authorized
25,367,541 and 6,695,000 shares issued and outstanding,
respectively	254	6,696
Additional paid-in capital	83,291,570	128,761
Accumulated other comprehensive (loss)	(4,620,000)	-
Deficit accumulated during the development stage	(77,537,397)	(87,346)

Total Stockholders’ Equity (Deficit)	1,134,872	48,111

Total Liabilities and Stockholders' Equity (Deficit)	$1,176,100	$48,253

VIRTUAL MEDICAL INTERNATIONAL, INC.
Formerly QE Brushes, Inc.
(A Development Stage Company)
Consolidated Statements of Expenses

			From Inception
			(July 19, 2007)
	Twelve Months Ended		Through
	December 31,		December 31,
	2010	2009	2010
OPERATING EXPENSES:
Legal fees	$42,742	$1,675	$76,856
Accounting fees	21,254	15,333	45,376
Office expense	2,035	1,865	6,108
License and fees	4,468	990	5,908
Consulting	42,259,049	-	42,259,049
Travel	2,315	-	2,315
Product development costs	1,675	17,595	25,271
Loss on disposal of inventory	14,114	-	14,114
Total operating expenses	42,347,652	37,458	42,434,997

OPERATING LOSS	(42,347,652)	(37,458)	(42,434,997)

IMPAIRMENT ON LONG LIVED ASSET	(35,102,400)	-	(35,102,400)

NET LOSS BEFORE OTHER
COMPREHENSIVE LOSS	(77,450,052)	(37,458)	(77,537,397)

OTHER COMPREHENSIVE LOSS
Unrealized loss in investments
available for sale	(4,620,000)	-	(4,620,000)
Total comprehensive loss	(4,620,000)	-	(4,620,000)

NET LOSS	$(82,070,052)	$(37,458)	$(82,157,397)

Weighted average number of shares	14,453,953	6,695,000
Weighted average number of shares, diluted	23,840,032	-
Basic net loss per share	$(5.68)	$(0.01)
Basic and diluted net loss per share	$(3.44)	$(0.01)

VIRTUAL MEDICAL INTERNATIONAL, INC.
(A Development Stage Company)
Consolidated Statements of Changes in Stockholders' Equity (Deficit)

						Deficit	Other
						Accumulated	Comprehen-
					Additional	During the	sive
	Preferred Stock		Common Stock		Paid-In	Development	Income
	Shares	Amount	Shares	Amount	Capital	Stage	(Loss)	Total
BALANCE, July 19, 2007
(Date of inception)	-	$-	-	$-	$-	$-	$-	$-

Issuance of common stock for :
Cash at $.001			3,775,000	3,775	-	-	-	3,775
Services at $.001			225,000	225	-	-	-	225

Issuance of common stock for :
Cash at $.0189			2,120,000	2,120	37,880	-	-	40,000
Services at $.001			130,000	130	2,327	-	-	2,457

Net loss			-	-	-	(33,479)		(33,479)

BALANCE, December 31, 2007	-	-	6,250,000	6,250	40,207	(33,479)	-	12,978

Issuance of common stock for :
Cash at $.10			445,000	446	88,554	-	-	89,000

Net loss	-	-	-	-	-	(16,409)		(16,409)

BALANCE, December 31, 2008	-	-	6,695,000	6,696	128,761	(49,888)	-	85,569

Net loss	-	-	-	-	-	(37,458)		(37,458)

BALANCE, December 31, 2009	-	-	6,695,000	6,696	128,761	(87,347)	-	48,111

Issuance of common stock for :
Services at $.02	-	-	75,000	75	1,425	-	-	1,500
Services at $.40	-		5,000,000	50	1,999,950	-	-	2,000,000

Issuance of preferred stock for :
Services at $1.50	26,837,941	268	-	-	40,256,644	-	-	40,256,912

Acquisition of subsidiary at $1.50	15,641,559	157	7,760,041	78	35,102,165	-	-	35,102,400

Asset purchase agreement at $.64	2,000,000	20	7,000,000	70	5,795,910	-	-	5,796,000

Forward stock dividend	-	-	4,445,000	4,450	(4,450)	-	-	-
Reversal of forward stock split	-	-	(3,357,500)	(3,363)	3,363	-	-	-
Reversal of forward stock split	-	-	(2,250,000)	(2,250)	2,250	-	-	-

Revised par value on common								-
'$.00001	-	-	-	(5,552)	5,552	-	-	-

Mark to market adjustment
Available for sale securities	-	-	-	-	-	-	(4,620,000)	(4,620,000)

Net loss	-	-	-	-	-	(77,450,052)	-	(77,450,052)
BALANCE, December 31, 2010	44,479,500	$445	25,367,541	$254	$83,291,570	$(77,537,397)	$(4,620,000)	$1,134,872

VIRTUAL MEDICAL INTERNATIONAL, INC.
Formerly QE Brushes, Inc.
(A Development Stage Company)
Consolidated Statements of Cash Flows

			From Inception
			(July 19, 2007)
	Twelve Months Ended		Through
	December 31,		December 31,
	2010	2009	2010
Cash Flows From Operating Activities
Net Loss	$(77,450,052)	$(37,458)	$(77,537,397)
Adjustments to reconcile net loss to net cash
used in operating activities:
Common stock issued for services	42,258,412	-	42,261,094
Impairment of long lived asset	35,102,400	-	35,102,400
Changes in assets and liabilities:
Prepaid expenses	-	(368)	142
Accounts payable	9,876	-	9,875
Total Cash Used For Operating Activities	(67,720)	(37,826)	(152,242)

Cash Flows From Financing Activities
Sale of common stock to founder	-	-	3,775
Notes payable - related party	19,567	-	19,567
Proceeds from sale of common stock	-	-	129,000
Total Cash Provided by Financing Activities	19,567	-	152,342

Net Increase (Decrease) in Cash	(48,153)	(37,826)	100

Cash at Beginning of Period	48,253	86,079	-

Cash at End of Period	$100	$48,253	$100

Supplemental Disclosure of Cash Flow Information
Interest paid	$-	$-	$31
Income taxes paid	$-	$-	$-

Non-Cash Financing and Investing Activities:
Asset purchase agreement	$5,796,000	$-	$5,3796,031
Mark to market	4,620,000	-	4,620,000
Acquisition of subsidiary	35,102,165	-	35,102,165

VIRTUAL MEDICAL, INTERNATIONAL
(FORMERLY QE BRUSHES, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Organization:

Virtual Medical International, Inc. (formerly QE Brushes, Inc.) (“VMI”) was incorporated on July 19, 2007, in the State of Nevada. QE Brushes is a Development Stage Company as defined by Statement of Financial Accounting Standard No. 7, Accounting and Reporting by Development Stage Enterprises.  VMI is currently seeking funding in order to begin operations to design, patent, outsource manufacturing and market a unique dog and cat tooth brush.

The accompanying audited financial statements of Virtual Medical International, Inc.., have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in Virtual Medical’s Annual Report filed with the SEC on Form 10-K. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein.

Summary of Significant Accounting Policies:

Use of estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Significant estimates used herein include those relating to management’s estimate of market value of contracts and real estate held in inventory.  It is reasonably possible that actual results could differ from those and other estimates used in preparing these financial statements and such differences could be material.

Cash and cash equivalents – Cash and cash equivalents consist of demand deposits, including interest-bearing accounts, held in a local bank. The Company considers all highly liquid investments purchased, with an original maturity of three months or less, to be a cash equivalent.

Income tax – Deferred taxes are provided, when material, on a liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets, subject to a valuation allowance, are recognized for future benefits of net operating losses being carried forward.

Earnings per share – Basic earnings per common share has been computed on the basis of the weighted-average number of common shares outstanding during the period presented.

VIRTUAL MEDICAL, INTERNATIONAL
(FORMERLY QE BRUSHES, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

Fair Value of Financial Instruments – Virtual Medical International, Inc.’s financial instruments will consist mainly of cash and cash equivalents, accrued expenses and notes payable.  The carrying amounts of the Company’s cash and cash equivalents, accrued expenses and notes payable approximate fair value due to the short-term nature of these instruments.

Accounting Pronouncements – Virtual Medical International, Inc. does not believe the adoption of recently issued accounting pronouncements will have an impact on The Company’s financial position, results of operations, or cash flows.

Stock Based Compensation Policy - On July 19, 2007, we adopted SFAS No. 123(R), “Share-Based Payment”.  SFAS 123(R) requires all stock-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values.

Investments
The Company’s investments are considered available for sale instruments.  The cost of securities sold is determined by the specific identification method.  Net unrealized holding gains and losses are reported as accumulated other comprehensive income, a separate component of stockholders’ equity. Declines in the fair value of individual available-for-sale securities below their cost that are other than temporary, result in a write-down of the individual security to its fair market value. These write-downs are reflected in earnings as a realized loss on available-for-sale securities. Factors affecting the determination of whether an other-than-temporary impairment has occurred include a downgrading of the security by a rating agency, a significant deterioration in the financial condition of the issuer, or that management would not have the intent or ability to hold a security for a period of time sufficient to allow for any anticipated recovery in fair value.

Reclassifications
Certain reclassifications have been made to prior period’s balances to conform to classifications used in 2010.

NOTE 2. – DESCRIPTION OF BUSINESS

Virtual Medical International, Inc., formerly known as QE Brushes, Inc. (the predecessor name of the corporation) was incorporated in Nevada on July 19, 2007, for the purpose of developing, manufacturing and selling toothbrushes designed specifically for dogs and cats. Subsequently, the board of directors and shareholders decided to change the business direction and the name of the company. On August 26, 2010, the name was officially changed to Virtual Medical International, Inc.

The company plans to be in the business of medical education through the internet, and will seek to develop and or acquire websites that are designed to convey to patients the risks and benefits of medical treatments in an easy to understand, yet comprehensive fashion. By using these services, patients will be able to make more informed decisions regarding their care and treatment thereby decreasing risk of a misinformed malpractice suit against a physician or a hospital.

VIRTUAL MEDICAL, INTERNATIONAL
(FORMERLY QE BRUSHES, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

This decrease in risk will result in a decrease in the overall cost to malpractice liability insurance companies, which represent our primary compensation targets. The company also plans to create virtual waiting rooms where patients will be able to see physicians online twenty four hours a day.

NOTE 3. – GOING CONCERN

The company has incurred net losses from the date of inception (July 19, 2007) through December 31, 2010, and has not generated any revenue. Currently the company has minimal cash and will have to raise additional capital through the sale of equity securities.

These conditions and uncertainties raise substantial doubt as to the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if VMI is unable to continue as a going concern.

NOTE 4. – STOCKHOLDERS’ EQUITY

On March 18, 2010, the Company adopted a two-for-one forward stock dividend, which increased the outstanding common stock from 6,695,000 shares as of December 31, 2009 to 13,390,000 shares. Immediately after, or in conjunction with the forward stock dividend, four directors and a consultant returned a total of 2,250,000 shares to the company for cancellation. The return of these shares resulted in a new balance of 11,140,000 common shares outstanding as of March 31, 2010.

On July 7, 2010, management approved a one-for-two reverse stock split which decreased the outstanding common stock from 11,140,000 shares as of March 31, 2010 to 5,532,500 shares.

On September 30, 2010, the Company issued 7,000,000 common shares and 2,000,000 shares of voting preferred, convertible (on a one to one basis), and restricted stock in exchange for 1,680,000 common shares of Entertainment Arts Research, Inc.(“EAR”), a Nevada corporation that trades on the over-the counter pink sheet market. This transaction was valued at $5,796,000 which was the fair value of the EAR shares received in the transaction.

On July 7, 2010, management approved the issuance of 5,000,000 common shares valued at $.40 per share to two individuals for consulting services.

On October, 2010, the Company issued 7,760,041 shares of common stock and 15,641,559 shares of voting preferred stock to Entertainment Arts Research, Inc. for 23,401,600 shares of common stock of Explain My Surgery, Inc. The transaction was recorded at a value of $35,102,400, which was at $1.50 per share.

The Company also issued 26,837,941 shares of preferred stock for consulting services at a value of $1.50 per share.

VIRTUAL MEDICAL INTERNATIONAL
(FORMERLY QE BRUSHES, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

The accumulated other comprehensive loss account was charged $4,620,000 for the decrease in value of the investment in securities available for sale (1,680,000 shares of common stock of Entertainment Arts Research, Inc.).

NOTE 5. – SUBSIDIARY CORPORATION

On June 7, 2010, The Company filed articles of incorporation in Nevada in order to form a new corporation named Sotoo, Inc. Sotoo, Inc. is wholly-owned and has not conducted any business.

NOTE 6. – RELATED PARTY

The current CEO of VMI, Frank D’ Ambrosio owns a corporation (Explain My Surgery, Inc.) which has advanced WMI $19,567 through December 31, 2010. This amount bears no interest, is unsecured and due on demand. There was not a cash advance to VMI, rather Explain My Surgery, Inc. paid various invoices on behalf of VMI.

NOTE 7. – INCOME TAXES

The Company has incurred losses since its inception and, therefore, has not been subject to federal income taxes.  As of December 31, 2010, VMI has cumulative net operating losses of $ 191,710, which begin to expire in 2028.

Significant components of VMI’s deferred income tax assets at December 31, 2010 and 2009 are as follows:

	Years Ended
	12/31/10	12/31/09
Deferred income tax asset	$66,160	30,571
Valuation allowance	(66,160)	(30,571)
Net deferred tax asset	$-0-	$-0-

		Incorporated by reference
Exhibit	Document Description	Form	Date	Number	Filed herewith
3.1	Articles of Incorporation.	S-1	3-16-09	3.1

3.2	Bylaws.	S-1	3-16-09	3.2

3.3	Amended Articles of Incorporation	8-K	10-20-10	3.3

4.1	Specimen Stock Certificate.	S-1	3-16-09	4.1

10.1	Consulting Agreement – Greg Ruff	8-K	9-16-10	10.1

10.2	Consulting Agreement – Robert Tassinari	8-K	9-16-10	10.2

10.3	Agreement with Entertainment Arts Research	8-K	9-16-10	10.1

10.4	Agreement with Entertainment Arts Research	8-K	12-10-10	10.1

99.1	Audit Committee Charter.	10-K	4-12-10	99.1

99.2	Disclosure Committee Charter.	10-K	4-12-10	99.2

99.3	Press Release.				X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 20th day of December 2011.

VIRTUAL MEDICAL INTERNATIONAL, INC.
(the “Registrant”)

BY:	FRANK d'AMBROSIO
Frank d’Ambrosio
Principal Executive Officer, Principal Financial Officer and a member of the Board of Directors

EXHIBIT INDEX

		Incorporated by reference
Exhibit	Document Description	Form	Date	Number	Filed herewith
3.1	Articles of Incorporation.	S-1	3-16-09	3.1

3.2	Bylaws.	S-1	3-16-09	3.2

3.3	Amended Articles of Incorporation	8-K	10-20-10	3.3

4.1	Specimen Stock Certificate.	S-1	3-16-09	4.1

10.1	Consulting Agreement – Greg Ruff	8-K	9-16-10	10.1

10.2	Consulting Agreement – Robert Tassinari	8-K	9-16-10	10.2

10.3	Agreement with Entertainment Arts Research	8-K	9-16-10	10.1

10.4	Agreement with Entertainment Arts Research	8-K	12-10-10	10.1

99.1	Audit Committee Charter.	10-K	4-12-10	99.1

99.2	Disclosure Committee Charter.	10-K	4-12-10	99.2

99.3	Press Release.				X